2

EXHIBIT 2.2
PART 1 OF 2.

                            ------------------------

                            ASSET PURCHASE AGREEMENT



                          DATED AS OF FEBRUARY 6, 1997,


                                      AMONG

                                APPLE SOUTH, INC.

                                       AND

                      MASON AND SCHELLDORF LEASING COMPANY,
                        CYPRESS COAST CONSTRUCTION, INC.,
                HOPS RESTAURANTS, INC., THOMAS A. SCHELLDORF, AND
                                 DAVID L. MASON





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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT, dated as of February 6, 1997, by and among MASON AND SCHELLDORF LEASING COMPANY, a general partnership formed under the laws of the State of Florida ("M&S") and HOPS RESTAURANTS, INC., a Florida corporation ("Hops") (M&S and Hops being sometimes collectively referred to as the "Sellers"); THOMAS A. SCHELLDORF and DAVID L. MASON, the holders of all the outstanding capital stock of Hops and all the partnership interests in M&S (the "Shareholders"); and APPLE SOUTH, INC., a Georgia corporation (the "Purchaser"),

                              W I T N E S S E T H :

         WHEREAS, Sellers own certain real estate and equipment and rights to the "Hops Grill & Bar" restaurant concept, including trademarks, service marks, trade names, trade secrets, and other intellectual property, which real property, equipment, and intellectual property rights are leased or licensed to one or more affiliated entities for use in connection with the operation of eighteen existing Hops Grill & Bar restaurants and additional Hops Grill & Bar restaurants under development; and

         WHEREAS, the Sellers desire to sell to Purchaser substantially all of Sellers' assets and Shareholders desire to sell to Purchaser all of the outstanding stock of Cypress Construction, Inc., a Florida corporation ("Cypress"), and Hops Marketing, Inc., a Florida corporation ("Marketing"), and Purchaser desires to purchase such assets and stock all on the terms and subject to the conditions hereinafter set forth;

         NOW,   THEREFORE,   in   consideration   of  the   premises   and   the
representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I - DEFINITIONS

     1.1 Definitions. For the purpose of this Agreement, the following terms shall have the following meanings:

              "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, investigation, mediation contest, set-off, or administrative proceeding, whether at law, in equity,


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     in  arbitration,  or  otherwise,  and  whether  conducted  by or before any
Government, any Tribunal or any other Person.

              "Assets" shall mean all rights, interests, properties, and assets of Sellers of whatever nature, tangible or intangible, real or personal, fixed or contingent, except for the Excluded Assets. Assets shall include, but shall not be limited to, the following:

     (i) all brewing equipment and other personal property leased by M&S to operating entities for use in connection with the Restaurants, including, but not limited to, the items listed on SCHEDULE 1.1(A);

     (ii) all rights, claims, or causes of action (including all rights under express or implied warranties) of Sellers against third parties relating to the Assets, except to the extent that they relate to liabilities of Sellers which are not Assumed Liabilities;

     (iii) all rights in and to the Hops Grill & Bar restaurant name and concept, including any rights referred to as "trade dress", the service marks, trademarks, and trade names listed on SCHEDULE 1.1(B) (which indicates the registration status of each such item) and all other intellectual property rights comprising such concept including, without limitation, any rights under any patent, or copyright, whether registered or unregistered;

     (iv) all methods, technologies, know-how, trade secrets, recipes, menu items, formulations, copyrights, and other intellectual property used in connection with the Restaurants;

     (v) all advertising and promotional materials related to the Restaurants;

     (vi) all rights and interests of Sellers in, to, and under the Assigned Agreements;
     (vii) all rights of Sellers under the Permits to the extent transferable;

     (viii) the Transferred Real Property; and

     (ix) cash and bank and other account balances.

     "Assigned  Agreements"  shall mean the  Contracts,  Leases,  and  Equipment
Leases.
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                 "Assumed  Liabilities"  shall mean only (i) all liabilities and obligations of the Sellers shown on the Financial Statements; (ii) all liabilities and obligations of the Sellers that were incurred after the date of the Financial Statements in the ordinary course of the Sellers' business; (iii) all obligations of the Sellers under the Assigned Agreements; (iv) all obligations of the Sellers under the Permits; (v) all obligations of the Sellers under the notes and other liabilities listed on SCHEDULE 1.1(c); and (vi) all other liabilities or obligations expressly assumed by Purchaser hereunder. Assumed Liabilities shall not include any liability, obligation, payment, duty, or responsibility of any nature except as expressly described above and specifically shall not include (i) liabilities or obligations of Sellers arising out of any breach by Sellers of any Assigned Agreement; (ii) any liability of Sellers for product liability, personal injury, property damage, or otherwise based on any tort claim or statutory liability (including but not limited to any "dram shop" liability) prior to Closing, except to the extent covered by insurance; (iii) any federal, state, or local tax liability of Sellers; (iv) any contractual claim based on any lease, contract, or agreement of Sellers other than the Assigned Agreements; and (v) any liability or obligation of Sellers arising out of the negotiation, execution, or performance of this Agreement, including fees and expenses of attorneys and accountants.

                  "Assumed Liens" shall mean any security interests, mortgages, deeds of trust, security deeds, or other liens securing only the Assumed Liabilities and obligations incidental thereto.

                  "Bill of Sale" shall mean an instrument in substantially the form of the Bill of Sale and Assignment Agreement attached hereto as EXHIBIT A pursuant to which the Assets (except for the Transferred Real Property) will be transferred and assigned to Purchaser at the Closing and Purchaser will assume the Assumed Liabilities.

                  "Closing" shall have the meaning set forth in Section 2.5 hereof.

                  "Closing Date" shall mean the time and date the Closing occurs.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "Consents" shall mean the consents and approvals of parties other than Sellers, Shareholders, and Purchaser which are required to be obtained to authorize and permit the assignment, transfer, and conveyance to Purchaser of the Assigned Agreements and the other Assets without giving rise to any default, right of termination, or loss of any other right or privilege pertaining to the Assigned Agreements or the Assets.

                  "Contracts" shall mean those contracts and agreements listed on SCHEDULE 1.1 (D) attached hereto.

                  "Deeds" shall mean special warranty deeds (i) conveying fee simple title to the Transferred Real Property to Purchaser free and clear of all liens, mortgages, deeds of trust, easements, restrictive covenants, use restrictions, and other encumbrances of any nature, except for Permitted Encumbrances and (ii) sufficient for Purchaser to obtain Title Policies as defined in Section 5.6 below.

                  "Environmental Law" shall mean a Law relating to health, safety, or the environment, including, without limitation, a Law relating to the manufacture, generation, processing, distribution, application, use, treatment, transport, or handling, storage (whether above or below ground) of, or emissions, discharges, releases, or threatened releases into the environment (including, without limitation, ambient air, surface water, ground water, soil, and subsoil) of, pollutants, contaminants, petroleum products, chemicals, or industrial waste, Hazardous Materials, other solids, liquids, gases, or wastes (including Solid Waste), heat, light, noise, radiation, electro-magnetic fields, and other forms of matter or energy of every kind and nature and the proper containment and disposal of the same, or to occupational or worker safety and health.

                  "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans, and compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Law, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including, without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans, and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use, or application, and Hazardous Material or Solid Waste generation, use, storage, treatment, and disposal.

                  "Equipment   Leases"  shall  mean  those  leases  of  personal
property described on SCHEDULE 1.1 (E).

                  "Excluded Assets" shall mean Sellers' corporate organizational documents and copies of books and records (the originals of same being conveyed).





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                  "Financial  Statements"  shall  mean  the  combined  financial statements of the Sellers and affiliated entities dated December 31, 1996.

                  "Government" shall mean any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

                  "Hazardous Materials" shall mean all substances and materials designated as hazardous or toxic under any applicable Environmental Law and including, without limitation, gasoline, fuel oil, and other petroleum products.

                  "Hops Affiliates" means all the Constituent Corporations to the Merger except for Merger Sub, as such terms are defined in the Merger Agreement.

                  "Knowledge of Sellers" (or words of like effect), when used to qualify a representation, warranty, or other statement, shall mean (i) the actual knowledge of the Shareholders, and (ii) the knowledge that any of the Shareholders would have possessed upon the exercise of reasonable diligence in the operation of the businesses of Sellers.

                  "Laws" shall mean all federal, national, international, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions, judicial decisions, common law, equity, or similar laws or legal requirements as in effect from time to time.

                  "Leases" shall mean (i) the nine leases  described on SCHEDULE
1.1 (F) pursuant to which M&S, as lessor, leases the Restaurants.

                  "Material Adverse Effect" shall mean an adverse effect upon the value of the Assets in an amount greater than or equal to $25,000.

     "Merger Agreement" shall mean the Agreement and Plan of Merger dated of even date herewith by and among Purchaser, Shareholders, Timothy V. Curci, Kevin Toomy, HG Acquisition Corp., et. al.

                  "Orders" shall mean any order, writ, judgment, decree, ruling, consent agreement, or award of, or by, any Tribunal.

                  "Permits" shall mean all permits, licenses, certificates of occupancy, approvals, franchises, and authorizations from governmental and regulatory authorities, of every kind and nature, which relate to the Restaurants or the Transferred Real Property.

                  "Permitted Encumbrances" shall mean, in the case of all Transferred Real Property, such easements, restrictions, covenants, and other encumbrances which are shown as exceptions on the "Title Commitments" referred to in Section 5.6 below, ordinances (municipal and zoning), and survey matters, in each such case to which Purchaser does not timely object or which Purchaser waives pursuant to Section 5.6 below, and such easements, restrictions, covenants, and other encumbrances which become matters of public record after the date of the "Title Commitments" and before the Closing, to the extent that such are accepted by Purchaser in writing at the Closing either in writing or by Purchaser's acceptance of the marked-up Title Commitments referencing such exceptions. Permitted Encumbrances shall include all liens for taxes not yet due and payable. Permitted Encumbrances shall also include the encumbrances set forth on SCHEDULE I hereof.

                  "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a Government, and any other legal entity.

                  "Purchase  Price" shall mean the purchase  price  specified in
Section 2.3 hereof to be paid by Purchaser to Sellers and Shareholders.

                  "Restaurants" shall mean the nineteen Hops Grill & Bar restaurants operated or under development by entities affiliated with Sellers at the locations set forth on SCHEDULE 1.1 (G).

                  "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility and other discarded material, including solid, liquid, semi-solid, or contained gaseous material resulting from industrial, commercial, mining and agricultural operations, and from community activities.

                  "Stock" shall mean all the issued and outstanding shares of capital stock of Cypress and Marketing.

                  "Trademark Assignments" shall mean such assignments as Purchaser may reasonably require to transfer the copyrights, trademarks, trade names, service marks, and other intangible property owned by Sellers and being transferred hereunder.

                  "Transferred Real Property" shall mean those parcels of land for which legal descriptions are set forth on SCHEDULE 1.1 (H) and all buildings, fixtures, and other improvements located thereon and described on
SCHEDULE 1.1(H).

                  "Tribunal" shall mean any federal, national, state, local, municipal, or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.


         1.2 Singular/Plural; Gender. Where the context so requires or permits, in this Agreement, the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.

ARTICLE II - PURCHASE AND SALE

         2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) the Sellers shall sell, transfer, and assign to Purchaser all of the Sellers' right, title, and interest in and to the Assets, such assignments to be made free and clear of any and all mortgages, deeds of trust, pledges, security interests, financing statements, liens, charges, conditional sales agreements, title retention arrangements, easements, use restrictions, restrictive covenants, or other encumbrances or claims, except for the Permitted Encumbrances, and Assumed Liens and Purchaser shall purchase and acquire the Assets from the Sellers, and (ii) the Shareholders shall sell, transfer, and assign to Purchaser all of Shareholders' right, title, and interest in and to the Stock free and clear of any lien, security interest, or other encumbrance or claim.

         2.2 Assumption of Liabilities. Effective as of the Closing, Purchaser shall assume all of the Assumed Liabilities. Except as expressly provided herein and in the Bill of Sale or in the Deeds, Purchaser does not assume or agree to assume or pay any obligations, liabilities, indebtedness, duties, responsibilities, or commitments of the Sellers of any nature whatsoever, whether known or unknown, absolute or contingent, due or to become due.

     2.3 Purchase Price. The purchase price ("Purchase Price") for the Assets shall be $13,289,000.

         2.4  Payment of Purchase  Price.  The  Purchase  Price shall be paid by
Purchaser by wire transfer of immediately available funds to an account designated by Shareholders. M&S shall have the right to notify Purchaser no later than five days prior to the Closing Date of the amount of the Purchase Price, if any, allocable to M&S with respect to the Transferred Real Property that M&S desires to have Purchaser place into an escrow arrangement in order to facilitate deferred like kind tax-free exchanges of properties between the Purchaser and M&S under Section 1031 of the Code. Purchaser agrees to participate in and to cooperate with M&S, at M&S's expense, in creating and facilitating such arrangements, including executing any documents reasonably necessary to accomplish any tax-free exchange of properties, and Shareholders agree, jointly and severally, to indemnify and hold Purchaser harmless from any and all liability, obligation, loss, cost, or expense (including, without limitation, reasonable attorneys' fees) relating thereto.

         2.5 Closing. The closing of the purchase and sale of the Assets (the "Closing") shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, 30309 on sixty days from the date hereof, or on such other date or at such other location as the parties hereto may mutually agree in writing.

         2.6 Post-Closing Adjustment. The Purchase Price shall be adjusted after the Closing to reflect (i) a proration of personal property taxes with respect to the Assets that constitute personal property and ad valorem property taxes with respect to the Transferred Real Property and the Leases as of midnight on the day before the Closing Date; and (ii) any reimbursements due under Section
9.2 below.

The parties shall complete and execute a document setting forth the mutual calculation of the foregoing adjustment and the party owing a net payment to the other as a result thereof shall make such payment by check within sixty days after the Closing Date. If any tax information is not available by that time, such tax prorations will be based on estimates from the previous year and shall be later adjusted based on actual tax amounts when available by a payment from the party that underpaid its share.

         2.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Sellers and Shareholders and among various Assets and the Stock in accordance with SCHEDULE 2.7 attached hereto. Each party hereby agrees that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding, that is inconsistent with the terms of this Section unless otherwise required by law or governmental order.

     2.8 Further Assurances. Sellers and Shareholders from time to time after the Closing, at Purchaser's reasonable request, shall execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser or to put Purchaser more fully in possession of any of the Assets, or to better enable Purchaser to complete, perform, and discharge the Assumed Liabilities. Each of the parties hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Agreement.


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers and Shareholders hereby, jointly and severally, represent and warrant to Purchaser as follows:

         3.1 Organization, Qualifications and Corporate Power. Each of Cypress, Marketing and Hops is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the State of Florida. M&S is a general partnership duly organized and existing under the laws of the State of Florida. Each Seller has the corporate or partnership power and authority to execute, deliver, and perform this Agreement, the Bill of Sale, the Trademark Assignments, and, in the case of M&S, the Deeds.

         3.2 Authorization. The execution, delivery and performance by each Seller of this Agreement, the Bill of Sale, the Trademark Assignments, and the Deeds, has been duly authorized by all requisite corporate, or in the case of M&S partnership, action and will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation or bylaws of Hops, the partnership agreement of M&S, or any provision of any indenture, agreement, or other instrument to which any Seller is a party or by which any Seller or any of the Assets is bound or affected (excepting only leases to, or guarantee of obligations of, Hops Affiliates), or conflict with, result in breach of, or constitute (with due notice or lapse of time, or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature, whatsoever, upon any of the Assets.

         3.3 Validity. This Agreement has been duly executed and delivered by each Seller and Shareholder and constitutes the legal, valid, and binding obligation of such Seller and Shareholder enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights. When the Bill of Sale, the Trademark Assignments, and the Deeds have been executed and delivered in accordance with this Agreement, each of them will constitute the legal, valid, and binding obligation of each Seller, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights.

         3.4 Title to Assets. Except as set forth on SCHEDULE 3.4 hereto and Permitted Encumbrances and Assumed Liens, the Sellers have good and valid title (or in the case of Transferred Real Property, marketable title) to all of the Assets, free and clear of any and all mortgages, deeds of trust, pledges, security interests, financing statements, liens, charges, conditional sales agreements, title retention arrangements, easements, use restrictions, restrictive covenants, claims (other than pursuant to the Leases or Equipment Leases) and other encumbrances. SCHEDULE 1.1 (A) hereto is a complete and correct description of all the tangible personal property of Sellers having, in the case of each item, a value on the books of the Sellers of greater than or equal to $2,500. Each of the trademarks, trade names, and service marks shown on
SCHEDULE 1.1(B) as registered has been duly registered on a state or federal basis as shown on SCHEDULE 1.1(B). Except for Hops Affiliates pursuant to licenses granted by Sellers and as shown on SCHEDULE 1.1(B), no other Person has any rights in or to the trade dress, service marks, trade names, trademarks, or other intangible property that constitute the Hops Grill & Bar concept.

         3.5      Assigned Agreements.

                  (a) Except as shown on SCHEDULE 3.5, each Assigned Agreement is a valid and subsisting agreement, without any material default of Sellers thereunder, and to the knowledge of Sellers, without any material default on the part of the other party thereto. To Sellers' knowledge, no event or occurrence has transpired which with the passage of time or giving of notice, or both, will constitute a material default by Sellers under any Assigned Agreement. A true and correct copy of each Assigned Agreement has been delivered to Purchaser. Except as set forth on the Schedules attached hereto describing the Assigned Agreements, there have been no amendments or modifications to any of the Assigned Agreements. Except as set forth on SCHEDULE 3.5(A), at the time of Closing, Sellers shall have paid all amounts and performed all required obligations due from them through the Closing Date under each Assigned Agreement.

                  (b) Except at set forth in the Assigned Agreements or SCHEDULE
3.4 or Permitted Encumbrances or Assumed Liens, no Assigned Agreement has been assigned by Sellers or any interest granted therein by Sellers to any third party, or is subject to any mortgage, pledge, hypothecation, security interest, lien, or other encumbrance or claim. Except for personal guaranties of the Shareholders and use rights by the Hops Affiliates, no other party has any interest to or rights therein or thereunder, except the other named parties, to the Assigned Agreements.

                  (c) Each Equipment Lease allows the lessee the use of the equipment and other property described on SCHEDULE 1.1 (D) in accordance with the terms of the respective Equipment Lease, and all of such equipment and other property is present on the premises of the Restaurants or in the Hops Grill & Bar corporate offices.

         3.6      Transferred Real Property. Except as set forth in SCHEDULE 3.6

                  (a) The water, electric, gas, and sewer utility services, and storm drainage facilities currently available to each parcel of Transferred Real Property are legally sufficient for the operation of the Restaurant located thereon, and to Sellers' knowledge, there is no condition which will result in the termination of the present access from each parcel of Transferred Real Property to such utility services and facilities.

                  (a) M&S has obtained all easements, authorizations, and rights-of-way which are necessary to ensure vehicular and pedestrian ingress and egress to and from the site of each Restaurant located on Transferred Real Property, all of which are assignable and shall be assigned to Purchaser at the Closing. Other than as contained in such easements, authorizations, and rights of way, there are no restrictions on any existing entrance to or existing exit from any Transferred Real Property to adjacent existing public streets, roadways, or parking lots presently used and, to Sellers' knowledge, no conditions exist which will result in the termination of the present access to existing highways and roads and parking lots or private drives presently used.

                  (a) Sellers have received no written notices that any Government having the power of eminent domain over any parcel of Transferred Real Property has commenced or intends to exercise the power of eminent domain with respect to any part of the Transferred Real Property.

                  (a) To Sellers' knowledge, the Transferred Real Property, and the present uses thereof, comply in all material respects with all regulations of all Governments having jurisdiction over the Transferred Real Property, and Sellers have received no written notices from any Government, and have no knowledge that the Transferred Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate in any material respect any laws or regulations of any Government having jurisdiction over the Transferred Real Property.

                  (a) Each parcel of Transferred Real Property provides legally sufficient on or off-site (pursuant to applicable agreements) parking for the current operation of the Restaurant located thereon.

                  (a) To Sellers' knowledge, no work for municipal improvements has been commenced on, or in connection with, any parcel of Transferred Real Property or any street adjacent thereto which is likely to result in a special assessment on the Transferred Real Property or materially impede access to the Transferred Real Property and, to the knowledge of Sellers, no such improvements are contemplated. To Sellers' knowledge, no assessment for public improvements has been made against the Transferred Real Property which remains unpaid. No written notice from any Government has been served upon the Transferred Real Property or received by Sellers requiring or calling attention to the need for any work, repair, construction, alteration, or installation on, or in connection with, the Transferred Real Property which has not been complied with in all material respects.

                  (g) Each Seller holds all Environmental Permits necessary for conducting its business and operations and, to the knowledge of Sellers, has conducted, and is presently conducting, its business and operations in full compliance with all applicable Environmental Laws and Environmental Permits, including, without limitation, all record keeping and filing requirements. To the knowledge of Sellers, there is no existing or pending Environmental Law with a future compliance date that will require operational changes, business practice modifications, or capital expenditures at any Transferred Real Property (or any other property presently or formerly owned, operated or controlled by Sellers or, as to, which Sellers may bear any responsibility or liability), or any improvements thereon. All Hazardous Materials and Solid Waste, on, in, or under any Transferred Real Property have been properly removed and disposed of, and no past or present disposal, discharge, spill or other release of, or treatment, transportation, or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any Transferred Real Property, will subject M&S or any subsequent owner, occupant, or operator of such Transferred Real Property to corrective or compliance action or any other liability. There are no presently pending, or to Sellers' knowledge, threatened Actions or Orders against or involving Sellers (including any other Person for whose acts or omissions Sellers are responsible) relating to any alleged past or ongoing violation of any Environmental Laws or Environmental Permits, nor are Sellers subject to any liability for any such past or ongoing violation.

         3.7 Governmental Approvals. Except as set forth on SCHEDULE 3.7 and for filing and clearance of the transaction set forth in this Agreement in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other Consents and approvals necessary to assign the Permits, no registration or filing with, or consent or approval of, or other action by, any federal, state, or other Government or instrumentality is, or will be, necessary for the valid execution, delivery, and performance by Sellers and Shareholders of this Agreement that has not been or will not be obtained prior to Closing.

         3.8 Litigation. Except as set forth on SCHEDULE 3.8, there are no Actions or Orders pending or, to the knowledge of Sellers, threatened against Sellers or affecting the Assets before any court or by or before any governmental body or arbitration board or tribunal.

         3.9 Defaults. Sellers are not in default under any material note, mortgage, lease, contract, agreement, or obligation of any kind that pertains to, or affects, the Assets.

         3.10 Compliance with Law. No Seller is in default under any Order to which it is, or was, subject, nor in violation of any Laws, including, but not limited to, the Americans with Disabilities Act.

         3.11 Condition of Assets. Except as set forth on SCHEDULE 3.11, all Assets that constitute tangible personal property, all property subject to Equipment Leases, and all improvements owned by M&S located on the Transferred Real Property (including all mechanical, electrical, computerized, and other systems located therein) are in good working condition, subject to normal wear and tear, and, in the case of the improvements, structurally sound.

         3.12 Geographic Scope of Operations. Sellers have conducted business only in the States of Florida, North Carolina, and Kentucky, and only (i) in the counties in such states where the Restaurants and the Transferred Real Property are located and (2) in Hillsborough County, Florida, where each Seller's principal place of business is located (collectively, such counties are referred to as the "Geographic Area"). All of the Assets are located in the Geographic Area and have been located in the Geographic Area at all times since their acquisition by Sellers.

         3.13  Stock.  All the  Stock is owned  beneficially  and of  record  by
Shareholders  free  and  clear  of  any  lien,  security  interest,   claim,  or
encumbrance.

         3.14 Distributions. From the date hereof, Sellers, Cypress, and Marketing shall not make any distributions to their shareholders or partners, as the case may be.

         The representations and warranties set forth herein are made and given subject to the disclosures contained in the Schedules to this Agreement. The Sellers and Holders shall not be or be deemed to be in breach of any such representations or warranties (and no claim shall lie in respect thereof) in respect of any such matter so disclosed in the Schedules to this Agreement. As requested by Apple South, the specific disclosures set forth in the Schedules to this Agreement have been organized by the Sellers and Holders to correspond to schedule references in the Agreement to which the disclosure may be most likely to relate but such disclosure shall apply to and shall be deemed to be disclosed for the purposes of the Agreement generally, and all of the representations and warranties contained herein. Apple South is deemed to be aware of and there are deemed to have been disclosed to Apple South as if herein set out (a) all matters fairly disclosed or referred to or contained in the Agreement and in all documents specifically referred to therein; (b) the contents of and all matters referred to in the documents specifically listed in the Schedules to this Agreement; (c) all matters contained in the Financial Statements, and (d) all matters disclosed in the Registration Statement on Form S-1 and Amendment No. 1 to Form S-1 filed by Hops Grill & Bar, Inc. with the United States Securities Exchange Commission on

October 15, 1996 and December 5, 1996, respectively. In the event that there is any inconsistency between this Agreement and matters disclosed in the Schedules to this Agreement, information contained in the Schedules to this Agreement shall prevail and shall be deemed to be the relevant disclosure.


ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Sellers and Shareholders as follows:

         4.1 Organization, Qualifications and Corporate Power. Purchaser is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the State of Georgia. Purchaser has the power to execute, deliver, and perform this Agreement and the Bill of Sale and any other documents ("Other Documents") reasonably required by the Closing Agent or the Title Company.

         4.2 Authorization. The execution, delivery, and performance by Purchaser of this Agreement, the Bill of Sale, and the Other Documents have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation, or bylaws of Purchaser, or any provision of any indenture, agreement, or other instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets is bound or affected, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument.

         4.3 Validity. This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from, time to time, in effect, affecting the enforcement of creditors' rights. When the Bill of Sale and the Other Documents have been executed and delivered in accordance with this Agreement, they will constitute the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from, time to time, in effect, affecting the enforcement of creditors' rights.

         4.4 Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any Government is, or will be, necessary for the valid execution, delivery, and performance by Purchaser of this Agreement that has not been or will not timely be done by the Closing.

         4.5 Non-Contravention. The execution and delivery of this Agreement and the Bill of Sale and the Other Documents by Purchaser do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not, violate any provision of the articles of incorporation or bylaws of Purchaser, or violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Purchaser is a party or by which it is bound, and do not, and will not, violate or conflict with any other material restriction of any kind or character to which Purchaser is subject.

ARTICLE V - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

         All of the obligations of Purchaser under this Agreement are subject to the fulfillment prior to, or at the Closing of, each of the following conditions, each of which the Shareholders and Sellers, insofar as such matters are within their control or influence, shall use their best efforts to cause to be satisfied:

         5.1 Accuracy of Representations and Warranties. The representations and warranties of Sellers contained herein or in any certificate required to be delivered under Section 5.9 shall be true and correct on, and as of, the Closing Date in all material respects except for changes contemplated herein.

         5.2 Compliance with Agreement. Sellers shall have in all material respects performed and complied with all conditions and agreements required by this Agreement to be performed or complied with by them prior to, or at, the Closing.

     5.3 No Material Adverse Change. There shall not have been any material adverse change in the Assets since the date hereof, except changes contemplated and permitted by this Agreement.

     5.4 No Actions. Other than as provided in SCHEDULE 3.8, no Action shall be pending or threatened against or affecting any of the Assets, or against or affecting any of the transactions contemplated hereby, which, in the reasonable judgment of Purchaser, renders it inadvisable to proceed with the transactions contemplated herein.

         5.5 Consents and Approvals. Sellers shall have obtained the Consents and all other material consents and approvals required to effectuate the transactions contemplated hereby, all of which consents, waivers, and approvals shall be in form and substance reasonably satisfactory to the Purchaser. Purchaser shall cooperate in obtaining all such consents and approvals, including the Consents.

         5.6 Title and Objections to Title. Purchaser shall have obtained and reviewed ALTA surveys and title insurance commitments with respect to the Transferred Real Property ("Title Commitments") pursuant to which the Title Company will agree to issue at Closing owner's policies of title insurance ("Title Policies") on American Land Title Association standard From B-1990 (or comparable form), to be issued by a reputable title insurance company ("Title Company") mutually acceptable to both Purchaser and Seller, at the minimum promulgated rate available or otherwise negotiated agreed-upon rates, in an amount in the case of each parcel of Transferred Real Property equal to the purchase price allocated to each parcel of the Transferred Real Property. The Title Policies shall insure, upon consummation of the purchase and sale herein contemplated, Purchaser's fee simple, marketable title to the Transferred Real Property, subject only to the Permitted Encumbrances or Assumed Liens. Purchaser shall have ten (10) business days following receipt by Purchaser of the Title Commitments, together with copies of all documents listed therein as title exceptions and ALTA surveys, in which to furnish Shareholders a written statement of reasonable objections to exceptions and matters of survey, which, in Purchaser's reasonable judgment would materially interfere with or impair use of the Transferred Real Property for the operation of Restaurants or materially reduce the value of any of the Transferred Real Property. Shareholders shall have until the Closing Date, but not less than fifteen (15) days, to satisfy such objections (but with no obligation to do so) in all material respects, and if Shareholders fail or elect not to satisfy all objections in all material respects on or prior to the Closing Date, then Purchaser's sole right and remedy shall be to either (i) waive the objections and elect to close, or (ii) extend the Closing Date for a period of not more than thirty days until such objections are satisfied in all material respects by giving written notice of such extension to Shareholders, in which case the Closing Date shall be extended to the date specified by Purchaser, or (iii) terminate this Agreement by giving written notice of such termination to Shareholders, in which case all rights and obligations of the parties shall expire and this Agreement shall become null and void. In the event of an extension of the date of Closing under subparagraph
(ii) above and the subsequent failure or refusal of Shareholders to satisfy the objections (but with no obligation to do so) in all material respects, then Purchaser's sole right and remedy shall be to elect between the options set forth in subparagraphs (i) and (iii) above. If Purchaser fails to furnish Shareholders a written statement of objections within the ten (10) business day time period specified above, any matters appearing as exceptions on such Title Commitments shall be deemed waived by Purchaser. However, anything to the contrary contained herein notwithstanding, if any matter objected to herein is a valid mortgage, deed of trust, security interest, lien or money judgment, Seller shall pay such amounts as are required to release or satisfy same at or prior to Closing.

         5.7    Hart-Scott-Rodino.    Any    applicable    filings   under   the
Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have been made, and all applicable waiting periods thereunder shall have expired or terminated.

         5.8 Removal of Encumbrances. All the encumbrances related to the Assets listed on SCHEDULE 3.4 shall have been removed and released to Purchaser's reasonable satisfaction, except for those encumbrances which are Permitted Encumbrances or Assumed Liens.

         5.9 Closing Deliveries. At the Closing, Shareholders and Sellers shall deliver to Purchaser:

                  (a) A certificate executed by Shareholders and Sellers, dated as of the Closing Date, certifying in such form as Purchaser may reasonably request to the fulfillment of the conditions specified in Sections 5.1 through
5.5 hereof;

                  (b) A certificate of the Secretary or Assistant Secretary or partner of each Seller, dated as of the Closing Date, certifying in such form as Purchaser may reasonably request, (i) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors, or a consent of the partners, of such Seller authorizing the execution, delivery, and performance of this Agreement, the Bill of Sale, and the Deeds and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, and
(ii) as to the incumbency and specimen signature of the officers of each corporate Seller executing this Agreement, the Bill of Sale, the Deeds, and any certificate required under Section 5.9, and a certification by another officer of each corporate Seller as to the incumbency and signature of the officer signing the certificate referred to in this Section;

                  (c) The opinion of Fowler, White, Gillen, Boggs, Villareal and Banker, P.A., in substantially the form of EXHIBIT B hereto;

                  (d)      The Bill of Sale duly executed by Sellers;

                  (e) The Deeds duly executed by those Sellers holding fee simple title to the Transferred Real Property; and such other documents as are necessary or customary to enable Purchaser to record the Deeds and to obtain owner's title insurance policies from the Title Company, without exceptions, other than the Permitted Encumbrances and Assumed Liens.

                  (f)      The Trademark Assignments duly executed by Sellers;

                  (g) Copies of the Assigned Agreements and the obtained Consents and any assignment documents reasonably deemed necessary or appropriate by Purchaser to effect the assignment of the Assigned Agreements, in addition to the Bill of Sale, and to record the assignments of the Leases;

                  (h) Certificates evidencing the Shares duly endorsed for transfer; and

                  (i) Any other documents that Purchaser or the Title Company may reasonably request at, or prior to, the Closing.

         5.10 Environmental Matters. Purchaser's due diligence investigation shall not have discovered any conditions on the Transferred Real Property that constitute a material violation of any Environmental Laws or that require material clean-up, removal, or remediation efforts; provided, however, that Purchaser shall notify Sellers immediately upon discovery of any circumstances covered by this Section and Sellers shall have the opportunity (but not the obligation) to cure or mitigate such condition or circumstance to Purchaser's reasonable satisfaction.

         5.11     Simultaneous Closing.   The closing contemplated by the Merger
Agreement shall have occurred simultaneously with the Closing.


ARTICLE VI - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

         All of the obligations of Sellers and Shareholders under this Agreement are subject to the fulfillment prior to, or at, the Closing of each of the following conditions, each of which Purchaser, insofar as such matters are within its control or influence, shall use its best efforts to cause to be satisfied:

         6.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained herein, or in any certificate, schedule, or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true and correct on, and as of, the Closing Date.

         6.2 Compliance with Agreement. Purchaser shall have performed and complied with all conditions and agreements required by this Agreement to be performed or complied with by it prior to, or at, the Closing.

     6.3 Consents and Approvals. Sellers shall have obtained the Consents and all other material consents and approvals required to effectuate the transactions contemplated hereby, all of which consents, waivers, and approvals shall be in form and substance reasonably satisfactory to the Sellers. Purchaser shall cooperate in obtaining all such consents and approvals.

         6.4    Hart-Scott-Rodino.    Any    applicable    filings   under   the
Hart-Scot-Rodino Antitrust Improvements Act of 1976 shall have been made, and all applicable waiting periods thereunder shall have expired or terminated.

     6.5 Closing Deliveries. At the Closing, Purchaser shall deliver to Sellers:

                  (a) A certificate executed by an executive officer of Purchaser, dated as of the Closing Date, in such form as Sellers may reasonably request to the fulfillment of the conditions specified in Sections 6.1 through
6.2 hereof;

                  (b) A certificate of the Secretary or an Assistant Secretary of the Purchaser, dated as of the Closing Date, certifying in such form as Sellers may reasonably request (i) that attached thereto is a true and correct copy of resolutions adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement, the Bill of Sale, the Other Documents, and other transaction documents, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transaction contemplated by this Agreement, and
(ii) as to the incumbency and specimen signature of each officer of Purchaser executing this Agreement, the Bill of Sale, and other transaction documents, and any certificate required to be furnished hereby, and a certification by another officer of Purchaser as to the incumbency and signature of the officer signing the certificate referred to in this Section;

     (c) The Bill of Sale, duly executed by Purchaser;

     (d) The funds payable to Sellers pursuant to Section 2.4 hereof;

     (e) The opinion of Kilpatrick Stockton LLP in substantially the form attached hereto as EXHIBIT C; and

     (f) Any other documents Sellers may reasonably request at, or prior to, the Closing.

     6.6 No Actions. No Actions shall be pending or threatened against or affecting the transactions contemplated hereby, which, in the reasonable judgment of Sellers, renders it inadvisable to proceed with the transactions contemplated hereunder.

     6.7 Simultaneous Closing. The closing contemplated by the Merger Agreement shall have occurred simultaneously with the Closing.

ARTICLE VII - INDEMNIFICATION

         7.1 General Indemnification Obligation of Sellers and Shareholders. From and after the Closing, the Sellers and Shareholders shall jointly and severally reimburse, indemnify, and hold harmless Purchaser against and in respect of any and all out-of-pocket damages, diminution in value, losses, liabilities, costs, and expenses, including reasonable attorneys fees and amounts paid in settlement, incurred or suffered by Purchaser that result from, relate to, or arise out of:

     (a) any and all liabilities and obligations of Sellers, of any nature whatsoever, to third parties, except for the Assumed Liabilities;

     (b) any breach of any representation or warranty made by Sellers or Shareholders in this Agreement (considering for the purpose of this subsection such representations and warranties to be made as of the date hereof and as of the Closing Date), or any nonfulfillment of any agreement or covenant on the part of Sellers or Shareholders under this Agreement; and

     (c) any and all Actions or demands incident to or incurred in investigating or attempting to avoid any indemnifiable third party claims or to avoid the imposition thereof or in enforcing the indemnification set forth in this Section 7.1.

         7.2 General Indemnification Obligation of Purchaser. From and after the Closing, Purchaser shall reimburse, hold harmless and indemnify Sellers and Shareholders and their affiliates against and in respect of any and all damages, losses, liabilities, costs, and expenses incurred or suffered by Sellers that result from, relate to, or arise out of:

     (a) the Assumed Liabilities, or any guarantees thereof, by a Seller or Shareholder;

     (b) any failure of any representation or warranty made by Purchaser in this Agreement to be true and correct as of the Closing Date, or any nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement; and

     (c) any and all Actions incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to impose the imposition thereof or in enforcing this indemnification.

         7.3 Payment. Upon the determination by Shareholders and Purchaser, or failing their mutual agreement, by the decision of a court of competent jurisdiction, of the amount of any liability of an indemnifying party under Sections 7.1 or 7.2 hereof, the indemnifying party shall pay to the indemnified party within ten days after such determination, the amount of any claim for indemnification made hereunder. Any claim against Shareholders arising under this ARTICLE VII shall be asserted first against the shares of common stock of Purchaser held in escrow pursuant to the Escrow Agreement entered into pursuant to the Merger Agreement and then against the Shareholders personally only to the extent that the amount held in escrow is insufficient or the escrow has terminated.

         7.4 Tax Benefits; Insurance Proceeds; Types of Losses Not Indemnified. All indemnification claims hereunder shall first be adjusted to take into account any net tax benefits and insurance proceeds receivable by the indemnified party as a result of such claim or the underlying reasons therefor. Notwithstanding any other provision of this Agreement, Sellers and Shareholders shall have no liability for any claim based on the working condition of any Assets consisting of tangible personal property under Section 3.11 unless Shareholders are notified of such claim in writing within thirty days following the Closing Date.

         7.5 Survival.  The  representations  and  warranties of the Sellers and
Shareholders contained in this Agreement shall survive any investigation heretofore or hereafter made by Purchaser and the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below ("Survival Period");

     (a) the representations and warranties relating to environmental matters shall survive until the expiration of any applicable statute or period of limitations, and any extensions thereof; and

     (b) all other representations and warranties of each Shareholder and Seller (other than those contained in Sections 3.1 through 3.4 and 3.13 and 9.1, which shall survive indefinitely) shall be of no further force and effect after the expiration of the applicable statute of limitations or one (1) year from and after the date hereof, whichever period is shorter.

Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

          7.6 Limitation of Liability. Except for breach of any representation or warranty contained in Sections 3.1 through 3.4, Section 3.13, or Section 9.1 of this Agreement, for which a claim for indemnification may be made regardless of the amount of all claimed indemnified losses, Purchaser shall not be entitled to any recovery under this Article VII with respect to a breach of any representation or warranty unless and until the aggregate amount of indemnified losses exceeds $50,000, in which case the indemnifying parties shall be liable for all such indemnified losses from the first dollar. In no event shall the aggregate liability of Sellers and Shareholders under this Article VII exceed the Purchase Price.

     7.7 Indemnification of Third-Party Claims. The obligations and liabilities of any party to indemnify any other under this Article VII with respect to claims relating to third parties shall be subject to the following terms and conditions:

                  (a) Notice and Defense. The party or parties to be indemnified (whether one or more, the "Indemnified Party") will give the party from whom indemnification is sought (the "Indemnifying Party") prompt written notice of any such claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it and reasonably acceptable to the Indemnified Party. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article VII, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such claim actively and in good faith, the Indemnified Party shall not settle such claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives, without additional cost, all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such claim, and shall in other respects give full cooperation in such defense.

                  (b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such claim, fails to defend such claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise, or settlement of such claim or consent to the entry of a judgment with respect to such claim, on behalf of, and for the account and risk of, the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement, or consent to judgment.

         7.8 Exclusivity. The rights and remedies afforded to the parties under this Article VII shall be the sole and exclusive rights and remedies available in the event of a breach or default under this Agreement and shall be in lieu of any other common law or statutory rights; provided, however, that any such rights and remedies as a party may have to seek and obtain injunctive relief or specific performance with respect to any breach of any covenant or failure to fulfill any agreement hereunder shall remain available to the parties, and none of such rights or remedies shall be affected or diminished hereby.


ARTICLE VIII - POST CLOSING MATTERS


         8.1 Discharge of Business Obligations. From and after the Closing Date, Sellers shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date with respect to their operations or the Assets, except for the Assumed Liabilities.

         8.2 Financial Statements. Sellers shall cooperate with Purchaser and allow the auditors, designated by Purchaser, such access, during normal business hours upon reasonable advance notice, to information as may be required for Purchaser to produce, on a timely basis, financial statements satisfying any requirements imposed on Purchaser by Form 8-K with respect to the transactions contemplated hereby. Sellers' personnel shall undertake such tasks involved in producing such financial statements and provide such assistance to the auditors as are normally performed and provided by Sellers' internal personnel during an audit. The auditors' fees and expenses for preparing such financial statements shall be borne by Purchaser. Sellers shall bear the costs of involvement of their internal personnel.

ARTICLE IX - MISCELLANEOUS

         9.1  Brokers' and Finders' Fees.

                  (a) Sellers and Shareholders, jointly and severally, represent and warrant to Purchaser that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Sellers and Shareholders, jointly and severally, agree to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of any dealings, arrangements, or agreements of Sellers with any such person.

                  (b) Purchaser represents and warrants to Sellers that all negotiations relative to this Agreement have been carried on by Purchaser directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby (other than Raymond James & Associates, Inc., which shall be paid by Shareholders), and Purchaser agrees to indemnify and hold harmless Sellers and Shareholders against any and all claims, losses, liabilities and expenses which may be asserted against, or incurred by them, as a result of Purchaser's dealing, arrangements, or agreements with any such person.

         9.2  Sales, Transfer and Documentary Taxes and Fees, etc.

                  (a) Purchaser shall pay all federal, state, and local documentary and other transfer taxes and fees, if any, due as a result of the purchase, sale, or transfer of the Assets (other than such taxes resulting from the transfer of Transferred Real Property, which shall be split equally between Purchaser and M&S) in accordance herewith whether imposed by law on Sellers or Purchaser and Purchaser shall indemnify, reimburse, and hold harmless Sellers and Shareholders in respect of the liability for payment of, or failure to pay, any such taxes or the filing of, or failure to file, any reports required in connection therewith. Sellers and Shareholders shall pay all sales taxes due as a result of the purchase, sale, or transfer of Assets that do not constitute real property.

                  (b) Purchaser shall pay one-half and Sellers and Shareholders shall pay one-half of one filing fee required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Purchaser shall pay any additional such fees.

                  (c) Purchaser shall pay one-half and M&S shall pay one-half of
the  title  search  and  examination   costs,   fees  for  obtaining  the  Title
Commitments, and the premiums payable for the Title Policies.

         9.3 Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement, and the consummation of the transactions contemplated hereby.

         9.4 Contents of Agreement; Parties in Interest; etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         9.5 Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors and assigns of Sellers and Purchaser.

         9.6 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopy or by registered or certified mail, postage prepaid, as follows:

                  If to Purchaser, to:

                           Apple South, Inc.
                           Hancock at Washington
                           Madison, Georgia  36050
                           Fax No.: 706-342-4057

                           Attention:  Erich J. Booth

                                    With a required  copy to (which  alone shall
not constitute notice):

                           Kilpatrick Stockton LLP
                           1100 Peachtree Street

                           Suite 2800
                           Atlanta, Georgia  30309
                           Fax No.: (404) 815-6555

                           Attention:  Larry D. Ledbetter, Esq.

                  If to Sellers, to:

                           David L. Mason
                           3055 Turtle Brooke
                           Clearwater, Florida  34621
                           Fax No.:  813-781-3510

                                         and

                           Thomas A. Schelldorf
                           170 Greenhaven Circle
                           Oldsmar, Florida  34677
                           Fax No.:


                                    With a required  copy to (which  alone shall
not constitute Notice):

                        Fowler, White, Gillen, Boggs, Villareal and Banker, P.A.
                           501 East Kennedy Boulevard
                           Suite 1700
                           Tampa, Florida  33601
                           Fax No.: 813-229-8313

                           Attention:  R. Alan Higbee, Esq.

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date actually delivered or telecopied with confirmation, or if mailed, three days after deposit in the U. S. Mail properly addressed with adequate first class postage affixed.

         9.7 Florida Law to Govern. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Florida, irrespective of the principal place of business, residence, or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Any and all service of process and any other notice in any action, suit, or proceeding shall be effective against any party if given as provided in Section 9.6 herein. Nothing contained in this

Section 9.7, or elsewhere herein, shall be deemed to affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction.

         9.8 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect, in any way, the meaning or interpretation of this Agreement.

         9.9 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.10. Publicity. Except as required by applicable Law, all press releases and other public announcements respecting the subject matter hereof shall be made only with the mutual written agreement of the Purchaser and the Shareholders; provided, however, that any party hereto may make any disclosure required to be made under applicable law or rule of the NASDAQ National Market if such party has determined in good faith that it is necessary to do so and used its best efforts, prior to the issuance of the disclosure, to provide the other parties a copy of the proposed disclosure and to discuss the proposed disclosure with the other parties.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

                                    SELLERS:

                      MASON AND SCHELLDORF LEASING COMPANY


                                            By:
                         David L. Mason, General Partner


                      By:__________________________________
                            Thomas A. Schelldorf, General Partner

                                            HOPS RESTAURANTS, INC.
                                            By:

                                            Name:

                                            Title:

                                    SHAREHOLDERS:



                                 Name:  Thomas A.
                                   Schelldorf



                                 Name:  David L. Mason



                                    PURCHASER:

                                            APPLE SOUTH, INC.


                                            By:

                                            Name:

                                            Title:

                                        EXHIBITS TO ASSET PURCHASE AGREEMENT



EXHIBIT                                                       DESCRIPTION

     A Bill of Sale and Assignment Agreement

     B Opinion of Counsel to Sellers

     C Opinion of Counsel to Purchaser

                                                      EXHIBIT A

                                        BILL OF SALE AND ASSIGNMENT AGREEMENT

         FOR VALUE RECEIVED, MASON AND SCHELLDORF LEASING COMPANY, a general partnership formed under the laws of the State of Florida ("M&S"), and HOPS RESTAURANTS, INC., a Florida corporation ("Hops") (M&S and Hops being sometimes collectively referred to as the "Sellers") pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated February ___, 1997, among Sellers, Thomas A. Schelldorf, David L. Mason, and APPLE SOUTH, INC., a Georgia corporation ("Purchaser"), hereby bargain, sell, transfer, assign, convey, and deliver to Purchaser and its successors and assigns, all of Sellers' right, title and interest in, to, and under the Assets (as defined in Section
1.1 of the Asset Purchase Agreement), including without limitation all of Sellers' rights under the Assigned Agreements (as defined in Section 1.1 of the Asset Purchase Agreement), but excluding such Assets as constitute Transferred Real Property which are being separately conveyed and Assets being conveyed by the Trademark Assignments (as defined in Section 1.1 of the Asset Purchase Agreement).

         TO HAVE AND TO HOLD, all and singular, the Assets forever.

         Purchaser hereby assumes and agrees to timely pay and fully satisfy and perform all of Sellers' obligations under the Assumed Liabilities (as defined in Section 1.1 of the Asset Purchase Agreement) when the same shall become due and payable.

         IN WITNESS WHEREOF, each of the Sellers and the Purchaser have caused this Bill of Sale and Assignment Agreement to be duly executed and delivered as of this _____ day of _____________, 1997.

                                   SELLERS:

                      MASON AND SCHELLDORF LEASING COMPANY


                                            By:
                         David L. Mason, General Partner


                      By:__________________________________
                          Thomas A. Schelldorf, General Partner

                                            HOPS RESTAURANTS, INC.


                                            By:

                                            Name:

                                            Title:




                                   PURCHASER:

                                            APPLE SOUTH, INC.


                                            By:

                                            Name:

                                            Title:



PART 2 OF 2.



                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 6th day of February, 1997, by and among (1) APPLE SOUTH, INC., a Georgia corporation ("Apple South"), (2) HG ACQUISITION CORP., a Florida corporation wholly owned by Apple South (the "Merger Sub"), (3) THE CORPORATIONS WHICH APPEAR AS SIGNATORIES AT THE FOOT OF THIS AGREEMENT UNDER THE HEADING "THE COMPANIES" (collectively the "Companies" and individually a "Company") and (4) DAVID L. MASON, THOMAS A. SCHELLDORF, TIMOTHY V. CURCI, and KEVIN TOOMY (collectively, the "Shareholders" and individually a "Shareholder"),

                              W I T N E S S E T H:

                  WHEREAS, the Companies are engaged in the business of owning and operating eighteen full-service casual dining restaurants featuring on-premises micro-breweries and operating under the name "Hops Grill & Bar" and are in the process of opening additional restaurants (collectively, the "Business"); and

                  WHEREAS, the Shareholders collectively own all the issued and outstanding shares of capital stock of the Companies (the "Company Shares") (such term and other capitalized terms used herein being defined either in Article 13 or at the places in this Agreement indicated in Article 13); and

                  WHEREAS, Apple South and the Shareholders deem it advisable and in their respective best interests to effect the merger of the Companies with and into the Merger Sub all on the terms and subject to the conditions set forth herein; and

                  WHEREAS, the parties intend that this Agreement be approved and adopted by all relevant parties as a plan of reorganization within the provisions of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

                  NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


1.       THE MERGER

                  1.1. The Merger. At the Effective Time, as defined in Paragraph 3.4, upon the terms and subject to the conditions set forth herein, and in accordance with the Florida Business Corporation Act (the "Corporate Laws"), each Company shall be independently merged with and into Merger Sub, the separate existence of each Company shall cease, and Merger Sub shall continue as the surviving corporation. The merger of all the Companies into Merger Sub is hereafter referred to as the "Merger". Merger Sub and the Companies are sometimes hereafter referred to as the "Constituent Corporations", and Merger Sub after the Merger is sometimes hereafter referred to as the "Surviving Corporation."

                  1.2. Effect of the Merger. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the Laws of the State of Florida and shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers, and franchises, and all and every other interest shall thereafter become the property of the Surviving Corporation to the same extent as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.


2.       THE SURVIVING CORPORATION

     2.1. Articles. The articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law.

     2.2. Bylaws. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law.

     2.3. Board of Directors. The directors of Merger Sub immediately prior to the Effective Time shall constitute the initial board of directors of the Surviving Corporation.

     2.4. Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.

3.       MERGER CONSIDERATION; CONVERSION

                  3.1. Company Shares. (a) At the Effective Time, by virtue of the Merger, and without any action on the part of the Shareholders, all the Company Shares shall be canceled and retired and shall be converted into and become the right to receive the Merger Consideration described in this Article 3, and the Shareholders shall have no further rights with respect to the Company Shares except the right to receive the Merger Consideration. Any shares of the Companies' capital stock that are held by a Company as treasury shares shall be canceled at the Effective Time and no Merger Consideration shall be paid with respect thereto.

                  (b) At the Closing, as defined in Paragraph 3.4, Merger Sub shall deliver the Merger Consideration (less that amount delivered to the Escrow Agent pursuant to Paragraph 3.5) to the Shareholders, and the Shareholders shall surrender for cancellation all certificates representing the Company Shares accompanied by blank stock powers and all necessary transfer taxes and other revenue stamps.

                  3.2. Merger Consideration. The "Merger Consideration" shall total $18,211,000, and shall be paid at Closing by Apple South and Merger Sub delivering to Shareholders $2,461,000 in cash by wire transfer to an account designated in writing by Shareholders and $15,750,000 in common stock of Apple South, $.01 par value per share ("Apple South Stock"), a portion of which Apple South Stock shall be placed in escrow pursuant to Paragraph 3.5. Apple South Stock shall be valued for the purpose of determining the number of shares necessary to make up the stock portion of the Merger Consideration at $15.00 per share. No fractional shares of Apple South Stock shall be issued, and an amount in cash, if any, shall be paid in lieu thereof equal to such fractional part of a share based on the per share value determined pursuant to the proceeding sentence. Disbursement of the cash portion of the Merger Consideration from the account designated by Shareholders in accordance with Paragraph 3.3 below shall be the responsibility of the Shareholders and Apple South shall have no responsibility or liability with respect thereto.

                  3.3. Allocation. The Merger Consideration shall be allocated among the Companies, and the Merger Consideration allocated to each Company shall be further allocated among the Shareholders of each Company, in each such case as set forth on EXHIBIT A attached hereto. If the allocation results in fractional shares then no fractional shares shall be issued, and in lieu thereof a Shareholder shall be paid an amount in cash equal to such fractional part of a share multiplied by the value of Apple South Stock as determined pursuant to Paragraph 3.2 above with respect to such payment.

     3.4. Other Shares. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of common stock of the Surviving Corporation.

     3.5 Escrow. At the Closing, 42,000 shares of Apple South Stock constituting part of the Merger Consideration shall be delivered to the Escrow Agent by the Major Shareholders to be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement"). Such shares shall be withheld pro rata from the shares of Apple South Stock allocated to each Major Shareholder hereunder in accordance with the total number of shares allocated to each. Certificates evidencing the shares to be placed in escrow shall be issued in the names of the Major Shareholders and delivered to the Escrow Agent along with blank stock powers executed by the Major Shareholders.

                  3.6. Closing. Subject to termination of this Agreement pursuant to Article 11, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kilpatrick Stockton, LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, at 10:00 a.m., Atlanta time, on the third Business Day after all the conditions set forth in Articles 8 and 9 hereof have been satisfied or waived or on such other date upon which the parties hereto may mutually agree. On the date of the Closing, the Companies and Merger Sub shall file the documents required by the Corporate Laws to effect the Merger. The Merger shall become effective at the time of filing of such documents (the "Effective Time").


4.       ADDITIONAL AGREEMENTS

                  4.1.  Expenses.  Except  as  otherwise  provided  herein,  all expenses incurred by Apple South and Merger Sub in connection with the negotiations among the parties, and the authorization, preparation, execution, and performance of this Agreement and the transactions contemplated hereby shall be paid by Apple South. Except as otherwise provided herein, all expenses incurred by the Shareholders or the Companies in connection with the negotiations among the parties, and the authorization, preparation, review, execution, and performance of this Agreement and other related documents and the transactions contemplated hereby shall be paid by the Shareholders and no part thereof shall be paid by the Companies or the Surviving Corporation. The Shareholders and Apple South shall each pay one-half of the filing fee required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act"). If the Shareholders so direct, any of the foregoing expenses of the Shareholders or the Companies required to be paid hereunder by the Shareholders may be paid by Apple South and the amount so paid credited pro rata against the amount of cash and Apple South Stock due to the Shareholders as Merger Consideration at the Closing .

     4.2. Brokers. Except for Raymond James & Associates, Inc. which has been retained by and shall be paid by the Shareholders, each party hereby represents and warrants to the others that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein and agrees to indemnify the other parties from and against any and all claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of such party.

                  4.3. Publicity. All press releases and other public announcements or disclosures respecting the subject matter hereof shall be made only with the mutual written agreement of Apple South and the Shareholders; provided, however, that any party hereto may make any disclosure required to be made under applicable Law or rule of the NASDAQ National Market if such party has determined in good faith that it is necessary to do so and used its best efforts, prior to the issuance of the disclosure, to provide the other parties a copy of the proposed disclosure and to discuss the proposed disclosure with the other parties.

                  4.4. Access and Inspection. The Shareholders shall provide Apple South, and its authorized representatives full access at reasonable times during normal business hours from and after the date hereof until the Closing to the books and records of the Companies for the purpose of making such investigation as Apple South may reasonably desire, and the Shareholders shall furnish such information concerning the Companies as Apple South may reasonably request. The Shareholders shall assist Apple South in making such investigation and shall cause their counsel, accountants, consultants, and other non-employee representatives to be reasonably available for such purposes. No investigation made heretofore or hereafter by Apple South shall limit or affect the representations, warranties, covenants, and indemnities of the Shareholders hereunder, each of which shall survive any such investigation.

                  4.5. Cooperation. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, and all parties shall use commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby. From time to time and at any time, at a party's request and expense, whether on or after the date hereof, and without further consideration, the other parties shall execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further actions as may be necessary or desirable, in the reasonable opinion of the requesting party, in connection with the consummation of the transactions described herein.

         4.6. Covenant Against Competition. (a) In order to induce Apple South and Merger Sub to enter into this Agreement, each of the Major Shareholders agrees that for a period of two years following the Closing Date, he shall not, directly or indirectly, for his own account or on behalf of any other person or entity, as principal, agent, executive, manager, officer, employee, or otherwise, own, manage, operate, or control, or hold any ownership, financial, or beneficial interest in any business that operates, manages, controls, or owns one or more Competing Restaurants in the Territory. Ownership of an equity ownership of less than three percent of a corporation subject to the reporting requirements of the Exchange Act shall not be prohibited by this Paragraph 4.6.

     (b) As used in this Section, "Territory" means the States of Florida, Georgia, South Carolina, North Carolina, Tennessee, and Colorado. "Competing Restaurant" means a casual dining restaurant with an on-premises micro-brewery.

                  (c) The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing covenant not to compete will be inadequate and that Apple South, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

                  (d) For a period of two years following the Closing no Major Shareholder shall solicit or induce, or in any manner assist in the solicitation or inducement of, any Person employed by Apple South, Surviving Corporation, any Subsidiary, or any other Affiliate of Apple South to leave such employment, whether or not such employment is pursuant to a contract and whether or not such employment is at will.

                  (e) Although the parties have, in good faith, used their best efforts to make the provisions of this Section 4.6 reasonable in both geographic area and in duration, and it is not anticipated, nor is it intended, by any of the parties hereto that a court of competent jurisdiction would find it necessary to reform the provisions hereof to make it reasonable in both geographic area and in duration, or otherwise, the parties understand and agree that if a court of competent jurisdiction determines it necessary to reform the scope of this Section 4.6 in order to make it reasonable in either geographic area or duration, or otherwise, damages, if any, for a breach hereof, as so reformed, would be deemed to accrue to Apple South as of and from the date of such a breach only insofar as the damages for such breach relate to an action which occurred within the scope of the geographic area and duration as so reformed.

                  4.7. Apple South's Public Documents and Access to Information. Apple South has delivered to each of the Shareholders a true and complete copy of (i) Apple South's Annual Reports on Form 10-K and its Annual Reports to Shareholders for the years ended December 31, 1994, and 1995; (ii) Apple South's Quarterly Reports on Form 10-Q for its first three quarters of fiscal 1996;
(iii) Apple South's definitive proxy statements relating to its 1995 and 1996 annual shareholders meetings; (iv) that certain Prospectus offering $125,000,000 of 9 3/4% Senior Notes due 2006; and (v) all other filings (other than Form D's and preliminary registration and proxy statements) made by Apple South with the Securities and Exchange Commission ("SEC") between December 31, 1995, and the date hereof (collectively, the "SEC Documents"). Apple South shall provide to the Shareholders a true and complete copy of each other document filed with the SEC between the date hereof and the date of the Closing (other than Form D's and preliminary material) ("Current SEC Documents"). In addition to the SEC Documents and the Current SEC Documents, Apple South will provide, through its Chief Financial Officer, each of the Shareholders with opportunities to become familiar with the business, financial condition, management, prospects, and operations of Apple South, including reasonable opportunities to ask questions of, receive answers from and obtain information regarding Apple South and its business which is material to their investment decision.

                  4.8. Legending of Apple South Stock. There shall be placed on all certificates representing the shares of Apple South Stock issued to the Shareholders pursuant to this Agreement appropriate restrictive legends referencing the restrictions imposed by applicable securities Laws. Each of the Shareholders agrees that he will not offer to sell, sell, or otherwise dispose of any of the Apple South Stock issued to him except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities Law or an exemption from the registration requirements of the Securities Act and any applicable state securities Law. With respect to any such sale or disposition, each of the Shareholders agrees to furnish to Apple South upon request such information as its counsel may reasonably deem necessary to assure that such sale or disposition is made in full compliance with applicable federal and state securities Laws.

                  4.9. Reports Under the Exchange Act. With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit them to sell Apple South Stock to the public without registration, Apple South shall furnish to them, forthwith upon request (i) a written statement by Apple South stating whether it has complied with the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) a copy of the most recent annual or quarterly report of Apple South filed by Apple South with the SEC, and (iii) such other information as may be reasonably requested in availing them of any rule or regulation of the SEC which permits the selling of any shares of Apple South Stock without registration.

                  4.10. Registration of Shares. In accordance with the terms and conditions and at the time set forth in the Registration Rights Agreement attached hereto as EXHIBIT C (the "Registration Rights Agreement") Apple South shall file a registration statement with the SEC on such form as Apple South shall then qualify for.

                  4.11. Non-Solicitation of Third Party Offers. Each Shareholder and each Company agrees that no Shareholder nor any of his Relatives, Affiliates, agents, or representatives, nor any Company, or any of its officers, directors, management, Affiliates, related persons, or entities or agents, will
(a) negotiate or discuss with any other Person this Agreement or the terms and conditions contained herein except for the purpose of carrying out the transactions contemplated hereby, obtaining consents or approvals required hereunder, or enforcing their rights hereunder, (b) negotiate or discuss with any other Person any other transaction involving a merger of a Company, or the sale of any shares in or assets of a Company (except for sales of inventory in the ordinary course of business) or any other business combination involving a Company, (c) reveal the terms of this Agreement to any Person except for the purpose of carrying out the transactions contemplated herein, obtaining consents or approvals required hereunder, or enforcing their rights hereunder and except to the extent permitted by Section 4.3, or (d) solicit, encourage, consider, entertain, or accept any offer, bid, or proposal from any other Person respecting any transaction involving a merger of a Company, or the sale of any shares in or assets of a Company (except for sales of inventory in the ordinary course of business) or any other business combination involving a Company. If a Company or any Shareholder receives a proposal of the kind described in the preceding clause (d) prior to the date of the Closing, then such Company or such Shareholder (as the case may be) shall immediately notify Apple South of the receipt of such proposal and shall promptly provide Apple South with a copy of such proposal (or if such proposal is not in writing, a written summary of its terms).

                  4.12. Confidentiality. In connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, a party hereto and its Affiliates, directors, employees, attorneys, and accountants (the "Disclosing Party") may disclose Confidential Information, as defined below, to one of the other parties hereto (the "Disclosee"). Each Disclosee agrees that if the transactions contemplated herein are not consummated, it will return to the Disclosing Party all documents and other written information furnished to it. Each Disclosee further agrees to maintain the confidentiality of any and all Confidential Information of a Disclosing Party and not disclose any Confidential Information to any Person other than its Affiliates, directors, employees, attorneys, or accountants performing services with respect to the transactions contemplated hereby, or use such Confidential Information for any purpose other than the evaluation and consummation of the transactions contemplated hereby, obtaining consents or approvals required hereunder, or enforcing their rights hereunder; provided, however, the foregoing obligations shall not apply to (i) any information which was known by the Disclosee prior to its disclosure by the Disclosing Party; (ii) any information in the public domain through no fault of the Disclosee; (iii) any information which is disclosed to the Disclosee by a third party having the legal right to make such disclosure; or (iv) any information which is required to be disclosed by Order of any Forum. Should Disclosee become legally compelled to disclose any portion of the Confidential Information by Order of any Forum, Disclosee shall give Disclosing Party prompt notice of such fact, including in its notice the legal basis for the required disclosure and the nature of the Confidential Information that must be disclosed. Disclosee shall cooperate fully with Disclosing Party in obtaining a protective order or other appropriate protection relating to the disclosure and subsequent use of the Confidential Information. Disclosee will disclose only that portion of the Confidential Information that is legally required to be disclosed. For purposes of this Paragraph 4.12, "Confidential Information" shall mean any and all technical, business, and other information which is (a) possessed or hereafter acquired by a Disclosing Party and disclosed to the Disclosee and (b) derives economic value, actual or potential, from not being generally known to Persons other than the Disclosing Party, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, information regarding the business plans and operations of the Disclosing Party, and the existence of discussions and negotiations between the parties hereto relating to the terms hereof. If the transactions contemplated herein are consummated, "Confidential Information" of Apple South shall be deemed to include all Confidential Information of the Companies and Surviving Corporation, and the Shareholders shall be subject to the obligations of non-use and non-disclosure contained in this Agreement with respect to all of such information. The provisions of this Paragraph 4.12 shall survive any termination of this Agreement for any reason. The restrictions of this Paragraph shall expire two years from the date hereof with respect to any Confidential Information that does not constitute a trade secret under applicable law.

     4.13. Section 338 Election. Apple South shall not make any election pursuant to Section 338 of the Internal Revenue Code of 1986, as amended, or any provision substituted therefor.

     4.14. Release of Guaranties. Following the Closing, Apple South shall use commercially reasonable efforts to cause the Shareholders to be released from all personal guarantees on behalf of a Company or any Subsidiary. The efforts to be undertaken by Apple South shall include, but shall not limited to, paying off any indebtedness where no pre-payment penalty exists and offering to the beneficiary of any other guarantee to replace the guarantee of any Shareholder with a guarantee of Apple South. The above notwithstanding, Apple South hereby agrees that it shall cause the Shareholders' guarantees to Trans Financial Bank, N.A. to be released at Closing.


5.       REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE SHAREHOLDERS

         The Major Shareholders, jointly and severally, represent and warrant to Apple South and Merger Sub that the statements contained in this Article 5 are true and correct, except as set forth in the disclosure schedule delivered by the Companies to Apple South and Merger Sub on the date of this Agreement (the "Disclosure Memorandum").

                  5.1. Organization, Authority and Qualification. (a) Each Company is a corporation duly organized and validly existing under the Laws of the State of Florida. Each of the Subsidiaries is a limited partnership or general partnership joint venture duly organized and validly existing under the Laws of the State of Florida. The location of each office of a Company or a Subsidiary and each Restaurant is set forth in the Disclosure Memorandum. Each of the Companies and the Subsidiaries has full corporate (or in the case of the Subsidiaries, partnership) power and authority to own or lease its properties and to carry on its business as presently conducted. The Shareholders have previously made available to Apple South true, correct, and complete copies of the articles of incorporation and bylaws of each Company and joint venture or partnership agreements of each Subsidiary and true, correct, and complete copies of: (i) the minutes and other similar records of meetings of the shareholders or partners of each Company and each Subsidiary and, in the case of the Companies, boards of directors, which contain all records of meetings of, and actions taken in lieu thereof by, shareholders and show all actions taken by their shareholders, boards of directors or any committees thereof or partners, and
(ii) their stock transfer records or any records of partnership interest, which reflect fully all issuances, transfers, and redemptions of their shares or partnership interests since the date of their respective incorporations or organizations.

                  (b) Each Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each Company, including the approval of the Merger by such Company's shareholders. This Agreement has been duly executed and delivered by each Company and constitutes the valid and binding obligation of each Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and general principles of equity.

                  (c) Except as set forth in the Disclosure Memorandum, the execution and delivery of this Agreement by each Company does not, and the consummation of the transactions contemplated by this Agreement will not (i) conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of such Company; (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation, or acceleration of any obligation or loss of any benefit) under any of the terms, conditions, or provisions of any Company Contract; (iii) conflict with, violate, or result in the termination of any permit, concession, franchise, or license held by a Company or any Subsidiary; or (iv) violate any Order or Law.

                  (d) Each Company and Subsidiary is qualified to transact business as a foreign corporation or limited partnership in all those states and jurisdictions in which its activities require it to so qualify. A list of states and jurisdictions where a Company or a Subsidiary is so qualified to transact business is set forth in the Disclosure Memorandum.

     5.2. Ownership of Shares; Subsidiaries. (a) The total authorized capital stock of each Company is as set forth in the Disclosure Memorandum.

                  (b) All of the Company Shares and the issued and outstanding general partnership interests, limited partnership interests, joint venture interests, or other outstanding equity interests of any nature in each Subsidiary ("Subsidiary Interests") are owned of record and beneficially held by the Persons listed in the Disclosure Memorandum, free and clear of any Liens (including, without limitation, free and clear of any adverse claims of any Persons), except as disclosed in the Disclosure Memorandum. There are no outstanding contracts, demands, commitments, or other agreements or arrangements under which any holder of Company Shares or Subsidiary Interests is or may become obliged to sell, transfer, or assign any of the Company Shares or Subsidiary Interests, except as disclosed in the Disclosure Memorandum. There are no Persons with any claims or rights to any Company Shares or Subsidiary Interests, except as disclosed in the Disclosure Memorandum.

                  (c) All the Company Shares and Subsidiary Interests are duly authorized and validly issued, and, in the case of the Company Shares, fully paid, and nonassessable and were authorized, offered, issued, and sold in accordance with all applicable securities and other Laws and all rights of shareholders, partners, and other Persons. Except as set forth in the Disclosure Memorandum, no Person has any preemptive rights or other rights to acquire, or adverse claims with respect to, any stock or other equity interest in a Company or partnership interest, joint venture interest, or other equity interest in any Subsidiary, whether issued and outstanding or otherwise. There are no outstanding securities convertible into an equity interest or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, a stock, partnership, or other equity interest in a Company or any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any interest in or exercise of any control rights with respect to a Company or any Subsidiary. Except as set forth in the Disclosure Memorandum, no Company nor any Subsidiary is subject to any obligation to repurchase or otherwise acquire or retire any equity interest therein or has any liability for distributions or dividends declared or accrued, but unpaid, with respect to its equity interests. Except as set forth in the Disclosure Memorandum, no Company has purchased or redeemed any of its capital stock, paid any dividend, or made any other distribution or payment in respect of such stock to any Person since the Reference Date.

                  (d) Each corporation, limited partnership, general partnership, joint venture, limited liability company, or other entity in which any Company holds directly or indirectly (including through one or more other entities or a chain of entities) any stock, limited partnership interest, general partnership interest, joint venture interest, or other equity interest or security or any investment is listed in the Disclosure Memorandum. The Disclosure Memorandum also lists all the equity owners of each such Subsidiary and the nature and amount of equity interest owned by each such owner. There are no equity interests in any Subsidiary except those owned by a Company or another Subsidiary except as shown on the Disclosure Memorandum. Except for the Subsidiaries set forth in the Disclosure Memorandum, no Company, directly or indirectly, owns or has any interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock, partnership interest or security, or other equity interest, direct or indirect, in any other Person.

                  5.3. Consents. Except as set forth in the Disclosure Memorandum, no consent, approval, order, or authorization of, or registration, declaration, or filing with, any Government is required by or with respect to a Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act; (ii) the filing of Articles of Merger with the Secretary of State of the State of Florida; and (iii) consents or approvals of the Governments issuing liquor licenses and brewery related licenses and related approvals in the jurisdictions where the Restaurants are located.

                  5.4. Legal Compliance. No Company nor any Subsidiary is in default under or in violation of (a) its articles of incorporation, bylaws, or partnership agreement or (b) any Order. Except as set forth in the Disclosure
Memorandum, the operations of the Companies, the Subsidiaries, and their respective predecessors, if any, have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this paragraph, any violation of applicable Law that could result in imposition of a material fine or other monetary penalty shall be deemed to be a material non-compliance.) Except as set forth in the Disclosure Memorandum, no Company nor any Subsidiary has received any notification of any asserted past or present failure to comply with any applicable Law.

                  5.5. Possession of Permits. Except where the failure to possess such Permits or a violation of such Permits would not have a material adverse effect upon the business of the Companies, taken as a whole, the Companies and Subsidiaries possess all material franchises, certificates, licenses, permits, bonds, and other authorizations from Governments and all other Persons that are necessary for the ownership, maintenance, and operation of their properties and assets and the conduct of the Business ("Permits") and are not in violation thereof, Companies and Subsidiaries hold such Permits free of any claims or restrictions (other than any restrictions in existence at the time such Permits were issued) and have fulfilled and performed all of their material obligations with respect to such Permits and no event has occurred which allows, nor after notice of lapse of time or both would allow, revocation or early termination thereof or would result in any other impairment of the rights of the holder of any such Permits. Except as set forth in the Disclosure Memorandum, the consummation of the Merger will not result in the revocation, termination, or impairment of any Permit or require the consent of any Person in order to avoid any such revocation, termination, or impairment.

                  5.6. Financial Statements. Prior to the date hereof, the Companies have delivered to Apple South copies of a Combined Balance Sheet (the "Reference Balance Sheet") as of December 31, 1996, ("Reference Date"), and a Combined Income Statement for the twelve months ended December 31, 1996 (such financial statements being hereafter collectively referred to as the "Financial Statements"). The Financial Statements represent the financial condition of the Company and the assets and liabilities being purchased or assumed by Apple South pursuant to the Asset Purchase Agreement dated of even date herewith among Apple South, Mason and Schelldorf Leasing Company, et. al. The Financial Statements are true and correct, have been prepared in accordance with GAAP consistently applied, present fairly the financial condition of the Companies and such assets and liabilities as at the date thereof and the results of the Companies' operations for the twelve-month period then ended, and are consistent with the books and records of the Companies, which are true, correct, and complete in all material respects.

                  5.7. Liabilities. No Company nor any Subsidiary has any Liability, except (i) those reflected in the Reference Balance Sheet and (ii) Liabilities incurred in the ordinary course of business since the Reference Date consistent with past experience of the Companies and Subsidiaries during the period covered by the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of representation or warranty, tort, product liability, "dram shop" liability, infringement, or violation of any Law or Order) or liabilities shown on the Disclosure Memorandum.

                  5.8. Events  Subsequent to Reference Date. Since the Reference
Date, except as shown on the Disclosure Memorandum, no Company nor any Subsidiary has: (i) issued any stock, bond, options, warrants, rights, partnership interests, other equity interests, or other securities; (ii) borrowed any amount or incurred any obligations or liabilities (absolute or contingent), except current obligations and liabilities incurred in the ordinary course of business of the type and in the amounts consistent with the period covered by the Reference Balance Sheet; (iii) sold, assigned, mortgaged, pledged, subjected to lien or otherwise transferred any interest in any of the assets reflected in the Financial Statements or canceled any debts or claims;
(iv) suffered any casualty losses in excess of $25,000, or waived any rights in excess of $25,000 in value; (v) made any material changes in employee compensation, except for usual and customary changes; (vi) materially reduced its level of inventory or supplies; (vii) materially changed the number of employees or management personnel, except as a result of the opening of new restaurants; (viii) canceled, entered into, or amended any Company Contract or agreement except in the ordinary course of business and consistent with past practice; and (ix) materially changed the operation of the Business in any fashion.

                  5.9. Taxes. Except as set forth on the Disclosure Memorandum, each Company and Subsidiary and any entity at any time eligible or required to file a consolidated or combined Tax return with a Company (individually, an "Affiliated Entity" and collectively, the "Affiliated Entities"), have duly and timely filed all federal, state, municipal, local, and foreign, if any, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction required to have been filed as of the date hereof (collectively, "Returns") with respect to all Taxes (including, without limitation, consolidated or combined Tax returns of some or all of the Companies and the Affiliated Entities); all such Tax returns and reports show the correct and proper amount due; and the Taxes shown on all Tax returns and reports and all Tax assessments received by a Company, a Subsidiary, or any Affiliated Entity have been paid to the extent that such Taxes or estimates are due. Each Company and Subsidiary has previously provided Apple South with true, correct, and complete copies of all Returns filed with respect to the three tax years preceding the date hereof. All Taxes imposed on a Company, a Subsidiary, or Affiliated Entities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by a Company for all periods through the date hereof have been paid in full. No reserves for future Taxes of the Company and the Subsidiaries have been set up on the books of the Companies or the Subsidiaries. Except as set forth in the Disclosure Memoranda, no Company has received any proposed assessment against it or any Affiliated Entity of additional Taxes of any kind. No Company is a party to any Tax sharing or Tax allocation agreement, understanding, arrangement, or commitment that include any party other than a Company or any wholly-owned Subsidiary. Except as set forth in the Disclosure Memorandum, there is no dispute or Action concerning any Tax Liability of a Company raised by a Government in writing.

                  5.10. Properties. The Companies have good title to all properties and assets reflected in the Reference Balance Sheet, except inventories and other immaterial assets which have been disposed of in the ordinary course of business since the Reference Date, and all other properties and assets necessary to conduct the Business as currently being conducted and as conducted during the period covered by the Financial Statements (other than any leased property), free and clear of Liens, except as may be set forth in the notes to the Reference Balance Sheet.

                  5.11.    Real Estate.

                  (a) No Company or Subsidiary owns any real property except as shown in the Disclosure Memorandum.

                  (b) The water, electric, gas, and sewer utility services, and storm drainage facilities currently available to the real property leased by any Company or a Subsidiary are adequate for the conduct of the Business and the operation of the Restaurants, and to the knowledge of the Major Shareholders, there is no condition which will result in the termination of the present access from the Real Property to such utility services and facilities; provided, however, that such utility services and facilities are not to date available to certain real property leased by any Company or Subsidiary upon which a Restaurant has not to date opened for business.

                  (c) The Companies and Subsidiaries have obtained, or landlords have obtained on their behalf, all easements, authorizations, and rights-of-way, which are reasonably necessary to ensure reasonable vehicular and pedestrian ingress and egress to and from the Real Property. There are no restrictions on entrance to or exit from the Real Property to adjacent public streets, roadways, or parking lots presently used other than as contained in such easements, authorizations, and rights of way, and to the knowledge of Major Shareholders, no conditions which will result in the termination of the present access from the Real Property to existing highways and roads and parking lots or private drives presently used other than as contained in such easements, authorizations, and rights of way.

                  (d) Neither a Company nor any Subsidiary has received any notices, oral or written, or has reason to believe, that any Government having the power of eminent domain over the Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

                  (e) The Real Property and the present uses thereof by the Companies and Subsidiaries comply in all material respects with all regulations of any Government having jurisdiction over the Real Property.

                  (f) The improvements located on the Real Property and used by the Companies or Subsidiaries are in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, in each case, subject to normal wear and tear, and no condition exists requiring material repairs, alternations, improvements, or corrections.

                  (g) Each Restaurant provides legally sufficient on or off-site (pursuant to the applicable agreements) parking for the operation of the Restaurant located thereon.

                  (h) To the knowledge of the Major Shareholders, no work for municipal improvements has been commenced on, or in connection with, any parcel of Real Property or any street adjacent thereto which is likely to result in a special assessment on the Real Property or materially impede access to the Real Property and, to the knowledge of the Major Shareholders, no such improvements are contemplated. To the knowledge of the Major Shareholders, no assessment for public improvements has been made against the Real Property which remains unpaid. No written notice from any Government has been served upon the Real Property or received by Sellers requiring or calling attention to the need for any work, repair, construction, alteration, or installation on, or in connection with, the Real Property which has not been complied with in all material respects.

                  5.12. Owned and Leased Real Property. (a) The Company or a Subsidiary has marketable title to all of the real property reflected on the Reference Balance Sheet as owned by the Company or a Subsidiary. No options have been granted to others to purchase, lease, or otherwise acquire any interest in the owned Real Property or any part thereof. The present use, occupancy, and operation of the owned Real Property are in compliance in all material respects with all, and not in violation in any material respect of any, Laws and with all private restrictive covenants of record. To the knowledge of the Major Shareholders, there exists no conflict or dispute with any Government or other Person relating to any owned Real Property or the activities thereon.

                  (b) The Disclosure Memorandum identifies each parcel or tract of real property which is used by a Company or any Subsidiary in the Business which is subject to a lease or sublease under which a Company or any Subsidiary is lessee or sublessee (individually, a "Real Property Lease"). Except as disclosed in the Disclosure Memorandum, all Real Property Leases are valid in all material respects and in full force and effect in accordance with their terms in all material respects. The Shareholders have furnished Apple South with true, correct, and complete copies of all Real Property Leases. Except as disclosed in the Disclosure Memorandum, there is not, with respect to any Real Property Lease (a) any material default by a Company or any Subsidiary, or any event of default or event which with notice or lapse of time, or both, would constitute a default by a Company or any Subsidiary or (b) to knowledge of the Major Shareholders, any existing material default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

                  5.13. Personal Property. (a) All machinery, equipment, vehicles, and other items of tangible personal property which are owned or leased by a Company or any Subsidiary having a fair market value of $2500 or more, are in good condition and repair, subject to normal wear and tear, suited for the use intended, and are and have been operated in material conformity with applicable Laws. To the Major Shareholders' knowledge, there are no defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

                  (b) No Company nor any Subsidiary is in default under any lease of machinery, equipment, or other tangible personal property. To the Major Shareholders' knowledge, all lessors of machinery, equipment, or other tangible personal property leased by a Company or any Subsidiary have performed and satisfied their respective duties and obligations under such leases. No Company nor any Subsidiary has brought or threatened any Action against any such lessor for failure to perform and satisfy its duties and obligations thereunder.

                  (c) All tangible personal property used in the Restaurants or otherwise in the Business is owned by the Companies or Subsidiaries or is leased pursuant to a written lease agreement. In the good faith opinion of the Major Shareholders, such personal property is sufficient for the operation of the Business and the Restaurants.

                  5.14. Intellectual Property Rights. (a) All of the patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof which are owned or used by the Companies or any Subsidiary are set forth in the Disclosure Memorandum which indicates which of the same are owned and which are licensed from third parties. Except as set forth in the Disclosure Memorandum, no Company nor any Subsidiary is a party to, either as a licensor or licensee, and/or is bound by or subject to, any license agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret, or confidential information that is material to the operation of the Business or any Restaurant. Except as set forth in the Disclosure Memorandum, there are no rights of third parties with respect to any trademark, service mark, trade secret, confidential information, trade name, patent, patent application, copyright, invention, device, or process utilized by a Company which could reasonably be expected to have an adverse effect on the operations of the Companies or any Subsidiary. Companies and the Subsidiaries have complied with all applicable Laws relating to the filing or registration of "fictitious names" or trade names.

                  (b) Except as set forth in the Disclosure Memorandum, to the knowledge of Major Shareholders, neither any Company nor any Subsidiary has interfered with, infringed, misappropriated, or otherwise come into conflict with any intellectual property rights of any other person, and neither any Company, any Subsidiary, nor any of their officers, directors, or partners has within the last five years received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. Except as set forth in the Disclosure Memorandum, to the Major
Shareholders' knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the proprietary inventions, designs, ideas, processes, methods and other know-how, trademarks, service marks, trade names, copyrights, or other intellectual property of Companies or any Subsidiary which are owned or used in the operation of its business.

                  5.15. Contracts. (a) All Company Contracts are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable in all material respects (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and general principles of equity) and in full force and effect on identical terms immediately following Closing. All Company Contracts are listed in the Disclosure Memorandum, and true, correct, and complete copies of all Company Contracts have been delivered or made available to Apple South.

                  (b) Except as set forth in the Disclosure Memorandum, there are no existing material defaults, events of default or events which, with the giving of notice or lapse of time or both, would constitute a material default by a Company or any Subsidiary under any Company Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Company Contract.

                  (c) To the Major Shareholders' knowledge, neither this Agreement, the Closing or the relationship between any Company and Apple South has caused or will automatically cause the termination or nonrenewal of any Company Contract.

                  5.16. Insurance. The Disclosure Memorandum lists the types, amounts of coverage, and deductibles of all insurance policies of the Companies and Subsidiaries, and true, correct, and complete copies thereof have been delivered or made available to Apple South. All premiums due on such policies have been paid, and no Company nor any Subsidiary has received any notice of cancellation with respect thereto. No Company nor any Subsidiary has any Liability for premiums past due or to the knowledge of the Major Shareholders for retrospective premium adjustments for any period through the date hereof.

                  5.17. Environmental Matters. The Companies and Subsidiaries hold all Environmental Permits necessary for conducting the Business and their operations and have conducted, and are presently conducting, the Business and their operations in full compliance with all applicable Environmental Laws and Environmental Permits held by them, including, without limitation, all record keeping and filing requirements. To the knowledge of the Major Shareholders, there is no existing or pending Environmental Law with a future compliance date that will require operational changes, business practice modifications, or capital expenditures at any Real Property (or any other property presently or formerly owned, operated, or controlled by a Company or Subsidiary or as to which a Company or any Subsidiary may bear responsibility or Liability), or any Improvements thereon. All Hazardous Materials and Solid Waste, on, in, or under Real Property, or any other property operated by a Company or any Subsidiary, wherever located, have been properly removed and disposed of, and no past or present disposal, discharge, spill, or other release of, or treatment, transportation, or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any Real Property, or adjacent property, will subject a Company, any Subsidiary, or any subsequent owner, occupant, or operator of such Real Property to corrective or compliance action or any other Liability. There are no presently pending, or to Major Shareholders' knowledge, threatened
Actions or Orders against or involving a Company or any Subsidiary (including any other Person for whose acts or omissions a Company or any Subsidiary is responsible) relating to any alleged past or ongoing violation of any
Environmental Laws or Environmental Permits, nor is any Company or any Subsidiary subject to any Liability for any such past or ongoing violation.

                  5.18. Conditions Affecting Business. There is no fact, development, or threatened development with respect to the markets, products, services, customers, facilities, personnel, vendors, suppliers, operations, or assets of the Business which are known to the Major Shareholders and which may reasonably be expected to materially adversely affect the Business or the operations or performance of any Restaurant, other than such conditions as may affect the local, regional, or national economy generally or the restaurant industry generally. The Major Shareholders do not have any reason to believe that any loss of any key employee, agent, or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

                  5.19. Litigation. Except as set forth in the Disclosure Memorandum, there is no Action or investigation pending or, to the knowledge of the Major Shareholders, threatened against any Company or any Subsidiary, or any of their properties or rights before any court or by or before any Forum. To the knowledge of the Major Shareholders, there does not exist any basis for any such Action, or investigation. There are no unsatisfied judgments or Orders against a Company, any Subsidiary, or any of their predecessors or to which any of them or their assets and properties are subject.

                  5.20. Labor Matters. No Company nor any Subsidiary is or has ever been a party to any collective bargaining or other labor agreement. There is not pending or threatened any labor dispute, strike, work stoppage, union representation, election, negotiation of collective bargaining agreement, or similar labor matter. To the knowledge of the Major Shareholders, no Company nor any Subsidiary is involved in any controversy with any of its employees or any organization representing any such employees of a Company, and each Company and Subsidiary is in compliance with all applicable Laws concerning the employer/employee relationship. Each Company and Subsidiary is in compliance with all of its agreements relating to the employment of their respective employees, including, without limitation, provisions thereof relating to wages, bonuses, hours of work, and the payment of Social Security taxes, and no Company nor any Subsidiary is liable for any unpaid wages, bonuses, or commissions, or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing.

                  5.21.    Employee Benefits.

                  (a) The Disclosure Memorandum hereto contains a true and complete list of all the following agreements or plans of any Company or any Subsidiary which are presently in effect:

                           (i) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA");

                           (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, or arrangement, whether written or unwritten, formal or informal, which a Company or any Subsidiary maintains or to which a Company or any Subsidiary has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies or arrangements described in clauses (i) or (ii) are herein collectively referred to as the "ERISA Plans").

                  (b) Except as described on the Disclosure Memorandum, no Company nor any Subsidiary has an employee stock ownership plan as defined in Sections 4975(e)(7) or 409 of the Code.

                  (c)  No  Company   presently   contributes   and/or  has  ever
contributed or been obligated to contribute to a multi-employer pension plan as defined in section 3(37)(A) of ERISA.

                  (d)  No ERISA Plan is subject to Title IV of ERISA.

                  5.22. Agreements and Transactions with Related Parties. Except as set forth in the Disclosure Memorandum, no Company nor any Subsidiary is directly or indirectly a party to any contract, agreement, or lease with, or any other commitment to, (a) a Shareholder, (b) any Affiliate or Relative of a Shareholder, (c) any director or officer of a Company, (d) any Person in which any of the foregoing Persons has, directly or indirectly, at least a 5% beneficial interest in the capital stock or other type of equity interest of such Person, or (e) any partnership in which any of the foregoing Persons is a general partner or has at least a 5% beneficial interest (any or all of the foregoing being referred to herein as "Related Parties"). Without limiting the generality of the foregoing, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are used in a Company's business, except as set forth in the Disclosure Memorandum, and (y) except as set forth in the Disclosure Memorandum, no Related Party, directly or indirectly, engages in or has any significant interest in or in connection with any business which is or which within the last three years has been a supplier of a Company or any Subsidiary or has done business with a Company or any Subsidiary.

                  5.23.  Securities Law Matters.

                  (a) Each of Shareholders understands and acknowledges (i) that the offer and sale of the Apple South Stock has not been registered under the Securities Act or under applicable state securities laws in reliance upon the exemptions provided by Section 4(2) of the Securities Act and in reliance upon the relevant exemptions provided by applicable state securities laws and that the Apple South Stock may not be resold, transferred, assigned, pledged, hypothecated, or any interest therein otherwise disposed of unless the Apple South Stock is registered under the Securities Act and applicable state securities laws or unless the shares are the subject of an opinion of counsel, which opinion and counsel are reasonably acceptable to Apple South, addressed to Apple South that such registration is not required; (ii) that the stock certificates evidencing the Apple South Stock will bear legends setting forth the restrictions on transfer described above and stop-transfer instructions will be delivered by Apple South to the Apple South's stock transfer agent reflecting such restrictions; (iii) each of them must bear the risk of an investment in the Apple South Stock for an indefinite period of time and the financial condition of each of them is currently adequate to bear the risk of an investment in the Apple South Stock; (iv) they have received copies of the SEC Documents and Current SEC Documents; and (v) they have had the opportunity to ask questions of and receive answers from the officers of Apple South concerning the Apple South Stock, Apple South, and Apple South's business, plans, and prospects.

                  (b) Each of the Shareholders is acquiring the Apple South Stock issuable to him hereunder for his own account for investment with no intention of dividing his participation with others or otherwise participating, directly or indirectly, in a distribution of the Apple South Stock.

                  (c) Each of the Shareholders has such experience in business, financial, and investment matters as to be able to evaluate the merits and risks of an investment in the Apple South Stock.

     (d) Each of the Shareholders is an "accredited investor" as defined in Rule 501 of Regulation D of the SEC.

                  5.24. Disclosure. The Shareholders have fully provided Apple South or its representatives with all the information and documentation that Apple South has requested in analyzing whether to consummate the Merger, and the Shareholders have made the books and records of the Companies and the Subsidiaries available for inspection and review by Apple South and its representatives and agents. None of the information and documentation so provided or made available, when viewed in the aggregate, contains any intentional misrepresentation by the Shareholders, or intentionally omits to state any material fact necessary in order to make the aggregate of such information, in light of the circumstances under which it was disclosed, not misleading.

                  The  representations  and warranties set forth herein are made and given subject to the disclosures contained in the Disclosure Memorandum. The Shareholders shall not be or be deemed to be in breach of any such representations or warranties (and no claim shall lie in respect thereof) in respect of any such matter so disclosed in the Disclosure Memorandum. As requested by Apple South, the specific disclosures set forth in the Disclosure Memorandum have been organized by the Shareholders to correspond to schedule references in the Agreement to which the disclosure may be most likely to relate but such disclosure shall apply to and shall be deemed to be disclosed for the purposes of the Agreement generally, and all of the representations and warranties contained herein. Apple South and Merger Sub are deemed to be aware of and there are deemed to have been disclosed to Apple South and Merger Sub as if herein set out (a) all matters fairly disclosed or referred to or contained in the Agreement and in all documents specifically referred to therein; (b) the contents of and all matters referred to in the documents specifically listed in the Disclosure Memorandum; (c) all matters contained in the Financial Statements; and (d) all matters disclosed in the Registration Statement on Form S-1 and Amendment No. 1 to Form S-1 filed by Hops Grill & Bar, Inc. with the United States Securities Exchange Commission on October 15, 1996 and December 5, 1996, respectively. In the event that there is any inconsistency between this Agreement and matters disclosed in the Disclosure Memorandum, information contained in the Disclosure Memorandum shall prevail and shall be deemed to be the relevant disclosure.


6.       REPRESENTATIONS AND WARRANTIES OF APPLE SOUTH

                  As an inducement to the Companies and the Shareholders to enter into and perform this Agreement, Apple South hereby represents and warrants to the Shareholders as follows:

     6.1. Organization. Apple South is a corporation duly organized and validly existing under the Laws of the State of Georgia. Merger Sub is a corporation duly organized and validly existing under the Laws of the State of Florida.

                  6.2. Authorization; No Inconsistent Agreements. Each of Apple South and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, in the case of Apple South, the Escrow Agreement, Registration Rights Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and, in the case of Apple South, the Escrow Agreement, and Registration Rights Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Apple South and Merger Sub. This Agreement has been duly executed and delivered by each of Apple South and Merger Sub and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement by Apple South and Merger Sub does not, and the execution and delivery of the Escrow Agreement and Registration Rights Agreement by Apple South and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Apple South or Merger Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation, or acceleration of any obligation or loss of any benefit) under any of the terms, conditions, or provisions of any material agreement of Apple South or Merger Sub, or (iii) conflict with or violate any permit, concession, franchise, or license held by Apple South or Merger Sub or any Order or Law.

                  6.3. Authorization of Apple South Stock. The shares of the Apple South Stock to be issued pursuant to Paragraph 3.2 have been duly authorized for issuance at the Closing and upon issuance in accordance with this Agreement will constitute duly authorized, fully paid and non-assessable shares of Common Stock of Apple South.

                  6.4. Apple South Documents. The SEC Documents, together with the Current SEC Documents when filed, constitute all of the documents (other than Form D's and preliminary filings and material) that Apple South was required by applicable securities Laws and regulations to file with the SEC since December 31, 1995. None of the SEC Documents or the Current SEC Documents, as of the respective dates they were filed, contained any untrue statements of a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Apple South included the SEC Documents and, to the extent applicable, the Current SEC Documents were prepared in accordance with GAAP and fairly present, in all material respects in accordance with GAAP, the financial condition and results of operations and changes in financial position as of the dates thereof.

                  6.5 Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Government is required by or with respect to Apple South or Merger Sub in connection with the execution and delivery of this Agreement, the Escrow Agreement, the Registration Rights Agreement, or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act; (ii) the filing of Articles of Merger with the Secretary of State of the State of Florida; (iii) consents to approvals of the Governments issuing liquor licenses in the jurisdictions where the Restaurants are located; and (iv) filing with and issuance of an order by the SEC with respect to the registration of Apple South Stock pursuant to the Registration Rights Agreement.


7.       CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING

                  Shareholders covenant and agree that, except as may otherwise be provided herein, without the prior written consent of Apple South, between the date hereof and the date of the Closing:

     7.1. Business in the Ordinary Course. Shareholders shall ensure that the business of the Companies and Subsidiaries is conducted only in the ordinary course and consistent with its prior practices. Without limiting the generality of the foregoing:

                  (a) Except in the ordinary course of its business and consistent with prior practices, no Company nor any Subsidiary shall sell, assign, transfer, convey, pledge, mortgage, encumber, or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance, or other disposition of, any asset or property.

                  (b) Each Company shall protect, preserve, and maintain all its assets in good condition, except for ordinary wear and tear; and shall use commercially reasonable efforts to maintain in full force and effect all insurance coverage described in the Disclosure Memorandum.

                  (c) The books, records, and accounts of the Companies shall be maintained in the ordinary course of business on a basis consistent with prior practices and in accordance with GAAP.

                  (d) The Companies shall use their commercially reasonable efforts, and shall cause the Subsidiaries to use respective commercially reasonable efforts, to preserve their business and assets, including, without limitation, the Company Contracts (subject to any expiration date contained in any such Company Contract), and the goodwill of suppliers, customers, and others having business relations with them which relate to their business, and subject to existing performance standards applied by the Companies and Subsidiaries, to retain the services of the employees, agents, and contractors of Companies and Subsidiaries.

                  (e) The Companies and Subsidiaries shall continue to replenish inventories in the ordinary course and consistent with prior practices.

                  (f) Shareholders and Companies shall not take, or agree to take, any action that would make any representation or warranty of them contained herein, untrue, incorrect, or misleading in any material respect as of the date when made or at any time through Closing, or that would cause any covenant by them or any of them contained herein not to be fulfilled in any material respect.

     7.2. No Material Changes. Except as expressly provided in this Agreement, no Company, any Subsidiary, nor any Shareholder shall take any action which shall materially alter the organization, capitalization, financial structure, practices, or operations of a Company or any Subsidiary. Without limiting the generality of the foregoing:

                  (a) No change shall be made in the articles of incorporation or bylaws of a Company or the partnership agreement or joint venture agreement of any Subsidiary.

     (b) No change shall be made in the authorized or issued capital stock of a Company or the partnership interests in Subsidiary.

                  (c) No Company nor any Subsidiary shall issue or grant any right or option to purchase or otherwise acquire any capital stock or other security of a Company or create or suffer any Lien on any Company Share or any partnership or other equity interest in any Subsidiary.

                  (d) No dividend or other distribution or payment shall be declared or made with respect to any capital stock of a Company, and no Company shall, directly or indirectly, redeem, purchase or otherwise acquire any capital stock, except that the Companies may make an aggregate distribution of $863,000 immediately prior to Closing.


     (e) No Company shall liquidate or voluntarily declare bankruptcy or seek the appointment of a receiver, trustee or custodian.

                  7.3 Maintenance of Services. The Companies will use commercially reasonable efforts to keep available for Apple South the services of the employees, agents, customers, and suppliers of Companies and Subsidiaries active in the conduct of the business of the Companies and Subsidiaries.


8.       CONDITIONS TO OBLIGATIONS OF APPLE SOUTH AND MERGER SUB

                  All obligations of Apple South and Merger Sub hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Apple South, provided that no such waiver shall be effective unless it is set forth in a writing executed by Apple South:

                  8.1. Representations and Warranties. Subject to the exceptions and supplemental information set forth in the Disclosure Memorandum, the representations and warranties contained in Article 5 shall be true and correct in all material respects as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct in all material respects at and as of such time.

     8.2. Compliance with Agreements and Conditions. The Companies shall have materially performed and complied with all agreements and conditions required hereby to be performed or complied with by them prior to or on the date of the Closing.

                  8.3. Certificate of the Shareholders. The Companies shall have delivered to Apple South a certificate executed by an executive officer of each Company, dated the date of the Closing, certifying as to the fulfillment and satisfaction of the conditions specified in Paragraphs 8.1 and 8.2.

                  8.4. Resolutions. Apple South shall have received duly adopted resolutions of the board of directors and the shareholders of the Companies, certified by the Secretary of each Company as of the date of the Closing, authorizing and approving the execution hereof and all other documents executed by it including, without limitation, the Escrow Agreement, and the taking of any and all other actions necessary to enable the Companies to comply with the terms hereof and to consummate the Merger.

     8.5. Government Consents. Apple South, Merger Sub, and the Companies shall have received from any and all Governments or Forums having jurisdiction over the transactions contemplated hereby, or any part hereof, any and all necessary consents and approvals for the consummation of the transactions contemplated hereunder.

     8.6. No Material Adverse Change. There shall have been no material adverse change in the financial condition, results of operations, business, or assets of the Companies since the date hereof.

     8.7. No Inconsistent Requirements. No Action shall be pending by any Government or Person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on the Companies.

     8.8. Opinion. Fowler, White, Gillen, Boggs, Villareal and Banker, P.A., counsel to the Companies and Shareholders, shall have delivered to Apple South its opinion in substantially the form of Exhibit D hereto.

     8.9. Other Agreements. The Escrow Agreement and Registration Rights Agreement shall have been fully executed and delivered by the other parties thereto.

     8.10. Hart-Scott-Rodino. Any applicable filings under the HSR shall have been made, and all applicable waiting periods thereunder shall have expired or been terminated.

                  8.11 Consents. The Companies shall have obtained the consent and approval (to the extent required) of the lessors of all Restaurant sites, buildings, and fixtures, and any lessors of personal property to the Companies, or any Subsidiary, and the other parties to any Company Contract to the Merger and shall have obtained any consents and approvals or licenses required to sell liquor, beer, and wine at the Restaurants.

     8.12 Simultaneous Closing. The closing contemplated by that certain Asset Purchase Agreement dated of even date herewith among Apple South, Mason, and Schelldorf Leasing Company et. al. shall have occurred simultaneously with the Closing.


9.       CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND THE COMPANY

                  All obligations of the Shareholders and the Companies hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Shareholders, provided that no such waiver shall be effective unless it is set forth in a writing executed by each
Shareholder:

                  9.1. Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects on and as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct in all material respects at and as of such time.

                  9.2. Compliance with Agreements and Conditions. Apple South and Merger Sub shall have materially performed and complied with all agreements and conditions required hereby to be performed or complied with by Apple South and Merger Sub prior to or on the date of the Closing.

     9.3. Certificate. Each of Apple South and Merger Sub shall have delivered to Companies and the Shareholders a certificate executed by an executive officer, dated the date of the Closing as to the fulfillment and satisfaction of the conditions specified in Paragraphs 9.1 and 9.2.

     9.4  Other  Agreements.   The  Escrow  Agreement  and  Registration  Rights
Agreement shall have been fully executed and delivered by the parties thereto.

                  9.5 Hart-Scott-Rodino. Any applicable filings under the HSR shall have been made, and all applicable waiting periods thereunder shall have expired or been terminated.

     9.6. Government Consents. Apple South, Merger Sub, and the Companies shall have received from any and all Governments or Forums having jurisdiction over the transactions contemplated hereby, or any part hereof, any and all necessary consents and approvals for the consummation of the transactions contemplated hereunder.

     9.7. No Inconsistent Requirements. No Action shall have been instituted by any Government or Person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on the Companies.

     9.8. Opinion. Kilpatrick Stockton LLP counsel to Apple South, shall have delivered to Shareholders its opinion in substantially the form of Exhibit E hereto.

     9.9. No Material Adverse Change. There shall have been no material adverse change in the financial condition, results of operations, business, or assets of Apple South since the date hereof.

     9.10. Simultaneous Closing. The closing contemplated by that certain Asset Purchase Agreement dated of even date herewith among Apple South, Mason, and Schelldorf Leasing Company et. al. shall have occurred simultaneously with the Closing.

                  9.11 Indemnity. Shareholders shall have entered into an indemnification agreement among themselves. Shareholders shall use their best efforts to obtain this agreement within seven days from the date hereof and this condition shall be waived unless Shareholders notify Apple South within seven days that such condition cannot be satisfied.


10.      INDEMNITIES

                  10.1. Indemnification by Major Shareholders. In accordance with and subject to the provisions of this Article 10, the Major Shareholders shall jointly and severally indemnify and hold harmless the Surviving Corporation, Apple South, their Affiliates, and the officers, directors, agents, and employees of the Surviving Corporation, Apple South, and their Affiliates (collectively, the "Apple South Indemnitees") from and against and in respect of any and all loss, damage, Liability, cost, and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Apple South's Indemnified Losses"), suffered or incurred by any one or more of the Apple South Indemnitees by reason of, or arising out of:

                  (a) any misrepresentation or breach of representation or warranty contained in this Agreement or the Disclosure Memorandum or any certificate, instrument, agreement, or other writing delivered by or on behalf of any Shareholder or a Company pursuant to this Agreement or in connection with the transactions contemplated herein; and

                  (b) the breach of any covenant or agreement of any Shareholder or a Company contained in this Agreement or the Disclosure Memorandum or any certificate, instrument, agreement, or other writing delivered to Merger Sub or Apple South by or on behalf of any Shareholder or a Company pursuant to this Agreement or in connection with the transactions contemplated herein; and

                  (c) any and all Actions, and efforts reasonably undertaken in attempting to avoid any of the foregoing losses, Liabilities, damages, etc., or in enforcing this indemnification.

                  10.2. Indemnification by Apple South. In accordance with and subject to the provisions of this Article 10, Apple South shall jointly and severally indemnify and hold harmless the Shareholders from and against and in respect of any and all loss, damage, Liability, cost, and expense, including reasonable attorneys' fees and amounts paid in settlement ("Shareholders' Indemnified Losses", and together with Apple South's Indemnified Losses, "Indemnified Losses"), suffered or incurred by any one or more of the Shareholders by reason of, or arising out of:

                  (a) any misrepresentation or breach of representation or warranty contained in this Agreement or any certificate, instrument, agreement, or other writing delivered by or on behalf of Apple South or Merger Sub pursuant to this Agreement or in connection with the transactions contemplated herein; and

                  (b) the breach of any covenant or agreement of Apple South or Merger Sub Shareholder or a Company contained in this Agreement or any certificate, instrument, agreement, or other writing delivered to Companies and Shareholders by or on behalf of Apple South or Merger Sub pursuant to this Agreement or in connection with the transactions contemplated herein;

     (c) any guarantee by a Shareholder of any obligation of a Company or Subsidiary; and

                  (d) any and all Actions, and efforts reasonably undertaken in attempting to avoid any of the foregoing losses, Liabilities, damages, etc., or in enforcing this indemnification.

                  10.3. No Liability or Contribution by the Surviving Corporation. The Surviving Corporation shall not have any Liability to any Shareholder as a result of any misrepresentation or breach of representation or warranty by a Company contained in this Agreement, the Disclosure Memorandum, or any certificate, instrument, agreement, or other writing delivered by or on behalf of any Shareholder or a Company pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Shareholder or any Company contained in this Agreement or in the Disclosure Memorandum, or in any certificate, instrument, agreement, or other writing delivered to Apple South by or on behalf of any Shareholder or any Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated herein, and no Shareholder shall have any right of indemnification or contribution against the Surviving Corporation on account of any event or condition occurring or existing prior to or on the date hereof.

                  10.4. Survival. The representations and warranties of the Shareholders contained in this Agreement or in any Schedule, certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or any Company pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by Merger Sub or Apple South and the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below ("Survival Period"):

                           (a) the  representations  and warranties  relating to
                  the reporting, payment or Liability for Taxes or relating to labor, ERISA, or employment matters or environmental matters shall survive until the expiration of any applicable statute or period of limitations, and any extensions thereof; and

                           (b) all other  representations and warranties of each
                  Shareholder (other than those contained in Paragraphs 5.1 and 5.2, which shall survive indefinitely) shall be of no further force and effect after the expiration of the applicable statue or limitations or one (1) year from and after the date hereof, whichever period is shorter.

Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

                  10.5 Defense of Third Party Claims. With respect to any claim under Paragraph 10.1 (including any third party claims for Taxes relating to a breach of Paragraph 5.9) relating to a third party claim or demand, Apple South shall provide the Shareholders with prompt written notice thereof and the indemnifying parties may defend, in good faith and at their expense, by legal counsel chosen by them and reasonably acceptable to Apple South any such claim or demand, and Apple South, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the indemnifying parties are defending in good faith any such third party claim, Apple South shall not settle or compromise such third party claim. In any event Apple South shall cooperate in the settlement or compromise of, or defense against, any such asserted claim. If the appropriate indemnifying parties do not so elect to defend any such third party claim, Apple South shall have no obligation to do so.

                  10.6 Limitation of Liability. Except for breach of any representation or warranty contained in Paragraph 4.2, 5.1(a) and 5.23 of this Agreement, for which a claim for Apple South's Indemnified Losses may be made regardless of the amount of all claimed Apple South's Indemnified Losses, Apple South Indemnitees shall not be entitled to any recovery under this Article 10 with respect to a breach of any representation or warranty unless and until the aggregate amount of Apple South's Indemnified Losses exceeds $100,000, in which case the indemnifying parties shall be liable for all such Apple South's Indemnified Losses from the first dollar. Notwithstanding any other provision of this Agreement, the amount of Apple South's Indemnified Losses shall be computed on an after-tax basis and shall be net of any insurance proceeds received with respect to the matter out of which the Apple South Indemnified Losses arose. In no event shall the Shareholders have aggregate liability under this Article X in excess of the amount of the Merger Consideration.

                  10.7 Escrow. Any claim for Apple South Indemnified Losses against the Major Shareholders shall be asserted first against the shares of common stock of Purchaser held in escrow pursuant to the Escrow Agreement and then against the Major Shareholders personally only to the extent that the amount held in escrow is insufficient or the escrow has terminated.


11.               TERMINATION.

                  This Agreement may be terminated prior to the Closing (i) at the election of the Shareholders if any one or more of the conditions to the obligations of the Shareholders and the Company to close has not been fulfilled as of the Termination Date; (ii) at the election of Apple South, if any one or more of the conditions to its obligations to close has not been fulfilled as of the Termination Date; (iii) upon at least five days' prior written notice, at the election of the Shareholders, if Apple South has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Termination Date; (iv) upon at least five days' prior written notice, at the election of Apple South, if any of the Companies or Shareholders has breached any material representation, warranty, covenant, or agreement contained in this Agreement, which breach cannot be or is not cured by the Termination Date; or (v) at any time or prior to the Closing Date, by mutual written consent of the Shareholders and Apple South. Upon any such termination, no party shall have any further rights, Liabilities, or obligations hereunder (except with respect to Paragraphs 4.1, 4.2, 4.3, 4.12, and Article 12, all of which shall survive the termination of this Agreement); provided, however, if any of the terms and conditions contained herein have been breached by any party, the non-breaching parties may pursue whatever rights and remedies they may have at Law, in equity or otherwise by reason of such breach regardless of such termination, and such termination shall not constitute an election of remedies.


12.      MISCELLANEOUS

                  12.1. Notices. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below with copies to the Persons set forth below. Any such notice or communication shall be deemed to have been duly given upon receipt (if given or made in person by delivery service or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph 12.1 on the date of such facsimile), or four days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered by the delivery service to the recipient, or that receipt of a facsimile was confirmed by the recipient. The addresses and facsimile numbers of the parties for purposes of this Agreement are set forth on the signature page hereto below their respective signatures. Any party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

     12.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     12.3. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Florida, without regard to its conflicts of laws rules.

                  12.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted assigns. No party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

                  12.5. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid, or unenforceable by a Forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect.

                  12.6. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power, or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     12.7. Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

     12.8. Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

                  12.9. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

13.               DEFINITIONS

                  For purposes of this Agreement, the following capitalized terms shall have the meanings specified with respect thereto below:

                  "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

                  "Affiliate" of any Person shall mean any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, the former Person.

                  "Affiliated Entity" or "Affiliated Entities" shall have the meaning set forth in Paragraph 5.9.

                  "Apple South" shall have the meaning set forth in the Preamble.

     "Apple South Indemnitees" shall have the meaning set forth in the Paragraph 10.1.

                  "Apple South's Indemnified Losses" shall have the meaning set forth in Paragraph 10.1.

     "Apple South Stock" shall have the meaning set forth in Paragraph 3.2.

                  "Business" shall have the meaning set forth in Preamble.

                  "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banks in the United States are required or authorized to be closed.

                  "Closing" shall have the meaning set forth in Paragraph 3.6.

                  "Company" shall have the meaning set forth in the Preamble.

                  "Company Contracts" shall mean all existing written and oral agreements and commitments of a Company or any Subsidiary, including without limitation all employment and consulting contracts, union contracts, agreements with suppliers and customers, personal property leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase or transfer of such Company's or any Subsidiary's capital, stock, bonds or other securities, powers of attorney, which involve a payment of more than $25,000 or have a term or requires performance over a period of more 180 days, except for any such agreements that do not require payments by a Company or any Subsidiary of more than $500 per month.

     "Company Shares" shall have the meaning set forth in the Recitals.

     "Confidential Information" shall have the meaning set forth in Paragraph 4.12.

     "Constituent  Corporations"  shall have the meaning set forth in  Paragraph
1.1.

                  "Control" shall mean a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

     "Corporate Laws" shall have the meaning set forth in Paragraph 1.1.

     "Current SEC Documents" shall have the meaning set forth in Paragraph 4.7.

     "Disclosee" shall have the meaning set forth in Paragraph 4.12.

     "Disclosing Party" shall have the meaning set forth in Paragraph 4.12.

     "Disclosure Memorandum" shall have the meaning set forth in Section 5.

     "Effective Time" shall have the meaning set forth in Paragraph 3.6.

                  "Environmental Laws" shall mean all federal, state, provincial, municipal, and local Laws, statutes, ordinances, rules, regulations, general or particular conditions, conventions, requirements, and decrees relating to health, safety, and the environment, including without limitation, those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil, and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes, or to occupational or worker safety and health, and any and all Laws, rules, regulations, codes, directives, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions, and conditions of Environmental Permits, licenses, injunctions, consent agreements, stipulations, certificates of authorization, and other operating authorizations, entered, promulgated, or approved thereunder.

                  "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

     "ERISA" shall have the meaning set forth in Paragraph 5.21(a)(i).

     "ERISA Plans" shall have the meaning set forth in Paragraph 5.31(a)(ii).

     "Escrow Agent" shall mean such bank as the parties may agree upon.

     "Escrow Agreement" shall have the meaning set forth in Paragraph 3.5.

     "Exchange Act" shall have the meaning set forth in Paragraph 4.9.

     "Forum" shall mean any federal,  state, local, municipal, or foreign court,
governmental   agency,   administrative  body  or  agency,   tribunal,   private
alternative dispute resolution system, or arbitration panel.

     "Financial Statements" shall have the meaning set forth in Paragraph 5.6.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

                  "Government" shall mean any federal, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

                  "HSR Act" shall have the meaning set forth in Paragraph 4.1.

                  "Hazardous Material" shall mean all substances and materials designated as hazardous or toxic under any applicable Environmental Law.

                  "Hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "Article," "Paragraph," "Disclosure Memorandum," "Exhibit" and like references are to this Agreement unless otherwise specified.

                  "Improvements" shall mean all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other improvements.

     "Indemnified Losses" shall have the meaning set forth in Paragraph 10.2.

                  "Known," "to the knowledge of," "to the best knowledge of," "aware" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the person or entity has made reasonable and diligent efforts under the circumstances to become knowledgeable; in the case of the Companies, "knowledge" shall be deemed to be the individual and collective knowledge (as defined above) of the Major Shareholders only.

                  "Law" shall mean all federal, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions, judicial decisions, and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

                  "Liability" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due.

                  "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

     "Major Shareholders" shall mean David L. Mason and Thomas A. Schelldorf.

     "Merger" shall have the meaning set forth in Paragraph 1.1.

     "Merger Consideration" shall have the meaning set forth in Paragraph 3.2.

     "Orders" shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

                  "Permits" shall have the meaning set forth in Paragraph 5.5.

                  "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a Government, and any other legal entity.

                  "Real Property" shall mean all real property owned or leased by the Company or any Subsidiary.

     "Real Property Lease" shall have the meaning set forth in Paragraph 5.12.

     "Reference  Balance  Sheet"  shall have the meaning set forth in  Paragraph
5.6.

     "Reference Date" shall have the meaning set forth in Paragraph 5.6.

     "Registration Rights Agreement" shall have the meaning set forth in Paragraph 4. 10.

     "Related Parties" shall have the meaning set forth in Paragraph 5.22.

                  "Relative" shall mean (i) the spouse of a Shareholder or (ii) any sibling, parent, grandparent, child, or grandchild of a Shareholder or Shareholder's spouse and any spouse of any of the foregoing persons.

                  "Restaurants" shall mean the eighteen Hops Grill & Bar restaurants located at the addresses set forth in the Disclosure Statement.

                  "SEC" shall have the meaning set forth in Paragraph 4.7.

     "SEC Documents" shall have the meaning set forth in Paragraph 4.7.

     "Securities Act" shall have the meaning set forth in Paragraph 4.8.

     "Shareholders" shall have the meaning set forth in the Preamble.

     "Shareholders' Indemnified Losses" shall have the meaning set forth in Paragraph 10.2.

                  "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility, and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining, and agricultural operations, and from community activities.

                  "Subsidiaries"   shall  mean  the   entities   listed  in  the
Disclosure Memorandum pursuant to Paragraph 5.2(d).

     "Subsidiary  Interests"  shall  have the  meaning  set  forth in  Paragraph
5.2(b).

     "Survival Period" shall have the meaning set forth in Paragraph 10.4.

     "Surviving Corporation" shall have the meaning set forth in Paragraph 1.1.

                  "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

     "Termination Date" shall mean sixty days from the date hereof.





                            [SIGNATURES ON NEXT PAGE]
                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal or caused it to be executed by their duly authorized officers and agents and their corporate seals affixed as of the day and year first above written. Signatures of the parties transmitted by facsimile shall be valid and binding for all purposes.


ATTEST:                                                     APPLE SOUTH:

___________________________________                         APPLE SOUTH, INC.
                                                            By:
   Name:                                                       Name:
   Title:                                                      Title:
                                    Address:
(CORPORATE SEAL)

                                                                Facsimile No.:

ATTEST:                                                     MERGER SUB

___________________________________                         HG ACQUISITION CORP.
                                                            By:
   Name:                                                       Name:
   Title:                                                      Title:
                                    Address:
(CORPORATE SEAL)

                                                                Facsimile No.:

ATTEST:                                                     COMPANIES:

___________________________________                   HOPS GRILL & BREWERY, INC.
                                                      By:
   Name:                                              Name:       David L. Mason
   Title:                                             Title:      President
                                   Address:    3030 North Rocky Point Drive West
(CORPORATE SEAL)                               Suite 650
                                               Tampa, Florida  33607
                                   Facsimile No.:  (813) 282-9307


ATTEST:                            HOPS OF CARROLLWOOD, INC.
                                                      By:
___________________________________                   Name:       David L. Mason
                                                      Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                   Facsimile No.:  (813) 282-9307




ATTEST:                                            HOPS OF GREATER ORLANDO, INC.
                                                     By:
___________________________________                  Name:       David L. Mason
                                                     Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                   Facsimile No.:  (813) 282-9307



ATTEST:                                    HOPS OF GREATER WEST PALM BEACH, INC.
                                                      By:
__________________________________                    Name:       David L. Mason
                                                      Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                   Facsimile No.:  (813) 282-9307



ATTEST:                                     HOPS OF NORTH TAMPA, INC.
                                                      By:
___________________________________                   Name:       David L. Mason
                                                      Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                                  Facsimile No.:  (813) 282-9307



ATTEST:                                      HOPS OF NORTHEAST FLORIDA, INC.
                                                       By:
___________________________________                  Name:       David L. Mason
                                                     Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                                Facsimile No.:  (813) 282-9307




ATTEST:                                       HOPS OF PALM HARBOR, INC.
                                                     By:
___________________________________                  Name:       David L. Mason
                                                     Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307



ATTEST:                                        HOPS OF PORT RICHEY, INC.
                                                       By:
___________________________________                   Name:       David L. Mason
                                                      Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307



ATTEST:                                       HOPS OF ST. PETERSBURG, INC.
                                                   By:
___________________________________                Name:       David L. Mason
                                                   Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307



ATTEST:                                        HOPS OF SOUTH FLORIDA, INC.
                                                    By:
___________________________________                 Name:       David L. Mason
                                                    Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307




ATTEST:                                         HOPS OF SOUTH TAMPA, INC.
                                                     By:
___________________________________                  Name:       David L. Mason
                                                     Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307



ATTEST:                                          HOPS OF SOUTHEAST FLORIDA, INC.
                                                    By:
___________________________________                 Name:       David L. Mason
                                                    Title:      President
   Name:                            ddress:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307



ATTEST:                                         HOPS OF SOUTHWEST FLORIDA, INC.
                                                  By:
___________________________________               Name:       David L. Mason
                                                  Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307



ATTEST:                                          HOPS OF THE CAROLINAS, INC.
                                                   By:
___________________________________                Name:       David L. Mason
                                                   Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307




ATTEST:                                         HOPS OF THE OHIO VALLEY, INC.
                                                  By:
___________________________________               Name:       David L. Mason
                                                  Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307



ATTEST:                                         HOPS OF THE ROCKIES, INC.
                                                    By:
__________________________________                  Name:       David L. Mason
                                                    Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                           Suite 650
                                                    Tampa, Florida  33607
(CORPORATE SEAL)                                 Facsimile No.:  (813) 282-9307



ATTEST:                                         HOPS PARTNERS, INC.
                                                   By:
__________________________________                 Name:       David L. Mason
                                                   Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307



ATTEST:                                          HOPS PARTNERS II, INC.
                                                   By:
__________________________________                 Name:       David L. Mason
                                                   Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307




ATTEST:                                          HOPS PARTNERS III, INC.
                                                    By:
___________________________________                 Name:       David L. Mason
                                                    Title:      President
   Name:                           Address:    3030 North Rocky Point Drive West
   Title:                                      Suite 650
                                               Tampa, Florida  33607
(CORPORATE SEAL)                               Facsimile No.:  (813) 282-9307



ATTEST:                                           TOOMY LCN, INC.
                                                   By:
_________________________________                  Name:       Kevin Toomy
                                                   Title:      President
   Name:                           Address:    7701 Newport Lane
   Title:                                      Parkland, Florida  33067
                                   Facsimile No.:  (    ) ______________
                                                          --------------
(CORPORATE SEAL)